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                                      LEASE

THIS LEASE made as of the day of 24th day of February, 2000
PURSUANT TO THE SHORT FORMS OF LEASES ACT

BETWEEN:

                    MENKES OFFICE PARKS LTD.

                    (the "LANDLORD")
                                                  OF THE FIRST PART
AND:

                    DENBURN INVESTMENTS INC.

                    (the "TENANT")

                                                  OF THE SECOND PART
AND:

                    CHANGEPOINT CORPORATION

                    (the "INDEMNIFIER")
                                                  OF THE THIRD PART


ARTICLES. For convenience of reference this Lease has been divided into the following Articles:

     Article I    - Definitions
     Article II   - Lease Term and Payments
     Article III  - Landlord and Tenant Covenants
     Article IV   - Repair and Damage
     Article V    - Taxes and Operating Costs
     Article VI   - Utilities and Additional Services
     Article VII  - Assigning and Subletting
     Article VIII - Fixtures and Improvements
     Article IX   - Insurance and Liability
     Article X    - Subordination, Attornment and Certificates
     Article XI   - Events of Default and Remedies
     Article XII  - Miscellaneous
     Article XIII - Other Provisions

LIST OF SCHEDULES.  The following schedules form an integral part of this
Lease:

     Schedule "A" - Legal Description of Lands
     Schedule "B" - Leased Premises
     Schedule "C" - Rules and Regulations
     Schedule "D" - Building Specifications
     Schedule "E" - Indemnity Agreement


ARTICLE 1.00 - DEFINITIONS

1.1 DEFINITIONS. In this Lease the following defined terms shall have the meanings set forth below.

     "ADDITIONAL RENT" means Operating Costs under Section 5.5, Taxes under 5.3, Electricity under 6.2, and Insurance under Article IX and all other charges, costs and expenses required to be paid by the Tenant under the terms of this Lease (other than Base Rental) whether payable to the Landlord or not.

     "ADDITIONAL SERVICES" means the services and supervision supplied by the Landlord to the Leased Premises and Common Area Facilities and referred to herein or in any other provision hereof as Additional Services and any other services which from time to time the Landlord supplies to the Tenant at the Tenant's written request or as the Landlord deems necessary, acting reasonably, and which are additional to the janitor and cleaning and other services typically supplied in a first class office building, supervision in connection with the making of any repairs or alterations by the Tenant affecting the Base Building, building


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     systems or Leasehold Improvements.

     "ATTIC STOCK" means spare fan, pump and cooling tower motors, base Building light fixtures, fuses, etc.

     "BASE RENTAL" means the Base Rental payable by the Tenant in accordance with Section 2.3.

     "BUILDING" means the building municipally known as 30 Leek Crescent, in the Town of Richmond Hill.

     "CAPITAL TAX" is an amount presently or hereafter imposed from time to time pursuant to Part III of the Corporations Tax Act (Ontario) (the "ACT") upon the Landlord or the owner of the Building and Lands and payable by the Landlord on account of its interest in the Building and the Lands or any part thereof, or its interest in or capital employed in the Building and the Lands, as the case may be, and for greater clarity will be computed on the basis that the Building herein is the sole asset of the Landlord.

     "COMMENCEMENT DATE"  means November 1st, 2000.

     "COMMON AREA FACILITIES" means all facilities, improvements, installations, utilities and equipment located in the Building or the Lands immediately surrounding the Building.

     "COMMON AREAS" means those areas, facilities, utilities, improvements, equipment and installations comprising the Lands and Building and which are not leased or designated for lease to tenants but are provided to be used in common by (or by the sublessees, agents, employees, customers or licensees of) the Landlord, the Tenant, and other tenants of the Building and other buildings on the Lands, whether or not the same are open to the general public or a specific tenant of the Building, and include, but are not limited to, parking areas and all vestibules for and entrances and exits thereto; driveways, truckways and related areas; corridors and underground or above ground tunnels or passageways; stairways, escalators, ramps, and elevators and other transportation equipment and systems; tenant, common and public washrooms; telephone, meter, valve, mechanical, mail, storage, service and janitor rooms; fire prevention, security and communication systems, any fixtures, chattels, systems, decor, signs, facilities, or landscaping and planted areas contained therein or maintained or used in connection therewith.

     "COST OF ADDITIONAL SERVICES" shall mean in the case of Additional Services provided by the Landlord a reasonable charge made therefor by the Landlord which shall not exceed the cost of obtaining such services from independent contractors and in the case of Additional Services provided by independent contractors the Landlord's total cost of providing Additional Services to the Tenant including the proportionate cost of all direct labour (including salaries, wages and fringe benefits) and materials and other direct expenses incurred, the cost of supervision without duplication or profit and other expenses reasonably allocated thereto.

     "INSURED DAMAGE" means that part of any damage occurring to the Leased Premises of which the entire cost of repair is actually recovered by the Landlord under a policy of insurance in respect of fire and other perils from time to time effected by the Landlord, or for which the Landlord has self-insured under Section 9.1 herein.

     "LAND"  means those lands described in Schedule "A" attached hereto.

     "LEASE" means this Lease between the Landlord and the Tenant, and all amendments hereto.

     "LEASEHOLD IMPROVEMENTS" means all fixtures, improvements, installations, alterations and additions from time to time made, erected or installed by or on behalf of the Tenant or by or on behalf of any other previous occupant in the Leased Premises (including the Landlord) with the exception of trade fixtures, furniture and equipment, (not of the nature of fixtures), modular office furniture systems, improvements of a cosmetic nature such as rugs (but not broadloom), decorations and other improvements moveable without the use of tools, but Leasehold Improvements include all office partitions affixed to the floor in a permanent manner and includes wall-to-wall and other carpeting with the exception of such carpeting where laid over vinyl tile or other finished floor and


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     affixed so as to be readily removable without damage.

     "LEASED PREMISES" means approximately 35,000 square feet of Rentable Area on the 4th and 3rd floors of the Building as outlined in red on the plans attached as Schedule "B".

     "NORMAL BUSINESS HOURS" means the hours of 8:00 a.m. to 6:00 p.m. Monday to Friday, except public holidays.

     "OPERATING COSTS" means the total of all expenses, costs, and outlays incurred in the complete maintenance, repair and operation of the Building and Common Area Facilities calculated in accordance with industry standards for similar developments, whether incurred by or on behalf of the Landlord.

     (a) Operating Costs shall include without limiting the generality of the foregoing (but subject to certain deductions as hereinafter provided), the cost of providing complete cleaning and janitorial services, the cost of building supplies used in the maintenance of the Building, Attic Stock, supervisory (if any) and maintenance services, exterior landscaping, snow removal, garbage and waste collection and disposal, rental of equipment and signs, janitorial services to the Common Areas of the Building, the cost of operating elevators, the cost of heating, cooling and ventilating all space including both rentable and non-rentable areas, the cost of providing hot and cold water, electricity (including lighting), and the replacement of electric light bulb tubes, starters and ballasts, telephone and other utilities and services to both rentable and non-rentable areas, the cost of all repairs including repairs to the Building or services in the Building or Common Area Facilities including elevators, depreciation on the central HVAC systems distribution plant and associated equipment, depreciation on all fixtures, equipment and facilities requiring periodic maintenance or substantial replacement, the cost of window cleaning, and providing security (if any), the cost of all insurance for liability or fire or other casualties referred to in
          Article 9.1, accounting costs incurred in connection with maintenance and operation including computations required for the imposition of charges to tenants and audit charges required to be incurred for the conclusive determination of any costs hereunder, reasonable legal fees, the amount of all reasonable salaries (only to the extent that such salaries or a proportion thereof, relate directly to the Building), wages and fringe benefits, unemployment and workers compensation insurance premiums, pension plan contributions and other similar premiums and contributions paid or provided to employees directly or a reasonable proportion thereof engaged in the maintenance, repair or operation of the Building, amounts paid to independent contractors for any services in connection with such maintenance, repair or operation, the cost of management fees, and other indirect expenses to the extent allocable to the maintenance, repair and operation of the Building and Common Area Facilities and all other expense of every nature incurred in connection with the maintenance, repair and operation of the Building and Common Area Facilities; and

     (b) Operating Costs shall exclude structural or major mechanical repairs and replacements, debt service, and all management costs not allocable to the actual maintenance, repair and operation of the Building (such as that incurred in connection with leasing and rental advertising).

     (c) the cost of any of the items cited in paragraph (a) above that vary with the level of occupancy of the Building (such as but not limited to cleaning and janitorial costs, garbage and waste collection and the cost of utilities) shall be adjusted and included in the Operating Costs as if the Building were 100% occupied (hereinafter referred to as "GROSS UP"). This Gross Up is for the sole purpose of equitably dividing the cost of such items among the tenant(s) actually occupying the Building and is to ensure that: (a) this Lease is on an absolutely net net basis to the Landlord (except as otherwise set forth herein); and (b) the Landlord is not subsidizing any tenant in the Building for costs that would otherwise be paid in full by the tenant if the Building was in fact 100% occupied. For further clarity the Landlord shall not profit from the terms of this paragraph and any Gross Up shall be net revenue neutral with respect to cost recovery to the Landlord;

     "PROPERTY"  means the Land and Building.


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     "PROPORTIONATE SHARE"  shall mean the fraction which has as its numerator the Rentable Area of the Leased Premises and has as its denominator the total Rentable Area of the Building. The total Rentable Area of the Leased Premises shall be adjusted from time to time, as may be reasonably necessary, to give effect to any structural or functional changes affecting the calculation of total Rentable Areas.

     "RENT"  means Base Rental and Additional Rent.

     "RENTABLE AREA"  in this Lease means:

     (a) in the case of a single tenancy on a whole floor of the Building, the area as determined by the Landlord's architect in accordance with current BOMA standards; and

     (b) in the case of a floor of the Building to be occupied by more than one tenant, all areas from the inside finished surface of the dominant portion of the permanent outer Building walls to the Tenant's side of corridors and/or other permanent interior walls and to the centre of demising partitions which separate the area occupied from adjoining rentable premises, herein referred to as the "USABLE AREA", plus a gross-up factor for the Service Areas on the floor in common with other tenants on the same floor, including, but not limited to, corridors, elevator lobbies, mechanical, electrical, telephone and janitor's rooms exclusively serving the floor, such factor to be based upon a ratio which the Service Areas of the floor bear to the sum of the Usable Area of the floor, plus an additional gross-up factor for ground floor services in common with other tenants, including, but not limited to, vestibules, corridors, elevator lobbies, mechanical, electrical, telephone, mail, garbage and janitor's rooms, such factor to be based upon a ratio which the ground floor Service Areas of the Building bears to the gross floor area, less Vertical Openings of the Building.

     "RULES AND REGULATIONS" means the rules and regulations attached as Schedule "C".

     "SERVICE AREAS" shall mean the area of corridors, elevator, lobbies, service elevator lobbies, washrooms, air-cooling rooms, fan rooms, janitor's closets, telephone and electrical closets and other closets serving the Leased Premises in common with other premises on the same floor.

     "TAXES" means all taxes, rates, duties, levies and assessments whatsoever, whether municipal, parliamentary or otherwise, levied, imposed or assessed against the Building, Common Areas or Common Area Facilities or upon the Landlord in respect thereof including Capital Tax and commercial concentration tax, or from time to time levied, imposed or assessed in the future in lieu thereof, or in addition thereto, whether now contemplated or not, and those levied, imposed or assessed for education, schools and local improvements and including all costs and expenses (including legal and other professional fees and interest and penalties on deferred payments), incurred by the Landlord in good faith in contesting, resisting or appealing any taxes, rates, duties, levies or assessments, but excluding taxes and license fees in respect of any business carried on by tenants and occupants of the Building (including the Landlord) to the extent such taxes are not levied in lieu of taxes, rates, duties, levies and assessments against the Building or upon the Landlord in respect thereof, and shall also include any and all taxes which may in future be levied in lieu of taxes as hereinbefore defined, and also including Large Corporations Tax or any similar or successor tax in lieu thereof or in addition thereto assessed upon the Landlord.

     "TERM"  means the term of the Lease stipulated in paragraph 2.2.

     "UTILITIES" means electricity as described in Article 6.2, natural gas and any other utility required in the operation of the Building.


ARTICLE 2.00 - LEASE TERM AND PAYMENTS

2.1 DEMISE. In consideration of the rents, covenants and agreements hereinafter reserved and contained, the Landlord hereby leases to the Tenant, for the exclusive use of the Tenant, the Leased Premises for the Term.

2.2 TERM. The Lease shall have a term of ten (10) years commencing on November


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     1st, 2000 and ending October 31st, 2010 unless such term shall be sooner terminated as hereinafter provided. In the event the Leased Premises are not ready for occupancy as of the Commencement Date, other than by reason of the Tenant's delay, the Tenant shall be entitled to remain in the premises it currently occupies at the same cost until the Leased Premises are ready for occupancy and the within term shall be a full ten
     (10) years in such event commencing on the actual date of delivery of the Leased Premises by the Landlord as required herein.

2.3 BASE RENTAL. THE TENANT SHALL PAY yearly and every year during the first five (5) years of the within Term the sum of $490,000.00 of lawful money of Canada in twelve (12) equal monthly instalments of $40,833.33, in advance, the first of such instalments to become due and payable on November 1st, 2000 (the "BASE RENTAL"). The Tenant shall pay early and every year during the second five years of the within Term the sum of $560,000.00 of lawful money of Canada in twelve (12) equal monthly instalments of $46,666.67, in advance, the first of such instalments to become due and payable on November 1st, 2005.

     The aforesaid annual Base Rental for the first five (5) years is calculated on the basis of the Rentable Area of the Leased Premises being 35,000 square feet at a rate of $14.00 for each square foot of Rentable Area. The aforesaid annual Base Rental for the second five (5) years is calculated on the basis of the Rentable Area of the Leased Premises being 35,000 square feet at a rate of $16.00 for each square foot of Rentable Area.

     IF THE TERM COMMENCES on any day other than the first or ends on any day other than the last day of the month, the Base Rental and additional rental for the fractions of a month at the commencement and at the end of the Term shall be adjusted pro rata. All Base Rental payments shall be payable on the first of each month.

2.4 PREPAID RENT. The Landlord acknowledges receipt by Colliers Macaulay Nicolls (Ontario) Inc. of the sum of $50,000.00, including GST, representing payment on account of Base Rental towards the Base Rental and Additional Rental first due under of the Term herein.

2.5  SECURITY DEPOSIT.  - DELETED INTENTIONALLY

2.6  POST-DATED CHEQUES  - DELETED INTENTIONALLY


ARTICLE 3.00 - LANDLORD AND TENANT COVENANTS

3.1  LANDLORD COVENANTS.  The Landlord covenants with the Tenant:

     (a)  QUIET ENJOYMENT.  To provide for quiet enjoyment.

     (b) INTERIOR CLIMATE CONTROL. To provide to the Leased Premises during Normal Business Hours and, subject to Section 13.17 herein, processed air by means of a system for heating and cooling, filtering and circulating, processed in such quantities, and at such temperatures as shall be reasonable in accordance with good standards of interior climate control generally pertaining to normal occupancy of premises for office purposes. The Landlord shall have no responsibility for inadequacy of the performance of the said system if the Leased Premises depart from the design criteria.

     (c) ELEVATORS. Subject to the supervision of the Landlord and except when repairs are being made thereto, to furnish for use by the Tenant and its employees and invitees in common with other persons entitled thereto reasonable standards of passenger elevator service to the Leased Premises. The Tenant shall be responsible for any damages caused to the elevator as a result of taking possession or giving up possession of the Leased Premises and shall pay such costs forthwith upon demand as Additional Rent.

     (d) ENTRANCES LOBBYS, ETC. To permit the Tenant and its employees and invitees to have the use in common with others entitled thereto of the common entrances, lobbies, stairways, elevators and corridors of the Building giving access to the Leased Premises (subject to the Rules and Regulations and such other reasonable limitations as the Landlord may from time to time impose).

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     (e)  WASHROOMS.  To permit the Tenant and its employees and invitees, in common with others entitled thereto to use the washrooms available to the Leased Premises on each floor of the Building upon which any part of the Leased Premises is located.

     (f) JANITOR SERVICE. To cause when reasonably necessary from time to time the floors and windows of the Leased Premises to be swept and cleaned and the desks, tables and other furniture of the Tenant to be dusted, all in keeping with a first-class office building, such work shall be done at the Landlord's direction without interference by the Tenant, its servants or employees.

     (g) MAINTENANCE OF COMMON AREAS. To cause the elevators, common entrances, lobbies, stairways, corridors, washrooms and other parts of the Building from time to time provided for common use and enjoyment to be swept, cleaned or otherwise maintained substantially in keeping with a first-class office building.

3.2  TENANT COVENANTS.  The Tenant covenants with the Landlord:

     (a)  RENT.  To pay Base Rental and Additional Rent.

     (b) PERMITTED USE. To use the Leased Premises only for the purpose of any lawful business office and other legally permitted uses, subject to the provisions of this Lease, and not to use or permit to be used the Leased Premises or any part thereof for any other purpose or business. However, the Leased Premises shall only be used by any assignee or sublessee for business office purposes.

     (c) WASTE AND NUISANCE. Not to commit or permit any waste, damage or injury to the Leased Premises including the Leasehold Improvements and trade fixtures therein, reasonable wear and tear excluded, any overloading of the floors thereof, any nuisance therein or any use or manner of use causing unreasonable annoyance to other tenants and occupants of the Building.

     (d) CONDITION. Not to permit the Leased Premises to become hazardous or permit unreasonable quantities of waste or refuse to accumulate therein and at the end of each business day to leave the Leased Premises in a condition such as to reasonably facilitate the performance of the Landlord's janitor and cleaning services referred to herein.

     (e) BY-LAWS. To comply at its own expense with all municipal, federal, provincial, sanitary, fire, building and safety statutes, laws, by-laws, regulations, ordinances, orders or regulations pertaining to the operation and use of the Leased Premises, the condition of the Leasehold Improvements, trade fixtures, furniture and equipment installed by the Tenant therein and the making by the Tenant of any repairs, changes or improvements therein.

     (f) FIRE EXIT DOORS. To permit the installation by the Landlord of all doors in the exterior wall of the Leased Premises necessary to comply with the requirements of any statute, law, by-law, regulation, ordinance, order or regulation.

     (g) RULES AND REGULATIONS. To observe and to cause its employees, invitees and others over whom the Tenant can reasonably be expected to exercise control, the Rules and Regulations and such further and other reasonable rules and regulations and amendments and changes therein as may hereafter be made by the Landlord and notified to the Tenant, provided that any such new rules or amendments are not inconsistent with the provisions of this Lease.

     (h) OVERHOLDING. That in the event that the Tenant remains in possession of the Leased Premises after the termination of the original Term hereby created, without other special agreement, it shall be at the monthly Base Rental equal to the Base Rental and Additional Rent payable during the last month of the Term hereof, times two, payable on the first day of each and every month and subject in other respects to the terms of this Lease, including those provisions requiring the payment of Base Rental and Additional Rent in monthly installments.


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3.3  SIGNS AND DIRECTORY.  The Tenant covenants not to permit, paint, display, inscribe, place or affix any sign, symbol, notice or lettering of any kind anywhere outside the Leased Premises (whether on the outside or inside of the Building) or within the Leased Premises so as to be visible from the outside of the Leased Premises, with the exception only of an identification sign at or near the entrance to the Leased Premises and a directory listing in the main lobby of the Building, in each case containing only the name of the Tenant and to be subject to the approval of the Landlord as to size, location, content and design criteria as established by the Landlord. Such identification sign and directory listing shall be installed by the Landlord at the expense of the Tenant, which expense shall be the invoice cost plus 15% for an administration fee. The Landlord's acceptance of any name for listing upon the directory will not be deemed, nor will it substitute for the Landlord's consent if required by this Lease to any sublease, assignment or other occupancy of the Leased Premises.

3.4 INSPECTION AND ACCESS. The Landlord shall be permitted to enter and to have its authorized agents, employees and contractors enter the Leased Premises, for the purpose of inspection, window cleaning, maintenance, providing janitor service, making repairs, alterations or improvements to the Leased Premises or the Building, or to have access to utilities and services and access panels which the Tenant agrees not to obstruct, or to determine the electric light and power consumption by the Tenant in the Leased Premises and the Tenant shall provide free and unhampered access for such purposes and shall not be entitled to compensation for any inconvenience, nuisance, discomfort or loss caused thereby, but the Landlord, in exercising its rights hereunder, shall proceed to the extent reasonably possible so as to minimize interference with the Tenant's use and enjoyment of the Leased Premises.

3.5 EXHIBITING PREMISES. The Landlord and its authorized agents and employees shall be permitted entry to the Leased Premises during the last six (6) months of the term for the purpose of exhibiting them to prospective tenants or at any time upon reasonable notice for the purposes of arranging financing for the Building.

3.6 LANDLORD'S CONTROL. The Tenant acknowledges that the Common Area Facilities are at all times subject to the exclusive control and operation of the Landlord, and the Landlord shall have the right to construct improvements, alterations and additions thereto and to relocate the various facilities thereon.

3.7 FINANCIAL STATEMENTS. The Tenant will supply financial statements to the Landlord upon request if, as and when the Tenant has its securities traded on a recognized stock exchange and such information is public.


ARTICLE 4.00 - REPAIR AND DAMAGE

4.1  TENANT'S REPAIRS.  The Tenant covenants with the Landlord:

     (a) to keep in good and reasonable state of repair and consistent with the general standards of first-class office buildings in Metropolitan Toronto, to perform all repairs and replacements as a prudent tenant would do (reasonable wear and tear excepted) to the Leased Premises including all Leasehold Improvements and all trade fixtures therein and all glass therein;

     (b) that the Landlord may (upon reasonable notice) enter and view the state of repair from time to time and that the Tenant will repair if required to do so pursuant to the terms of this Lease, according to notice in writing and that the Tenant will leave the Leased Premises in a good and reasonable state of repair; and

     (c) that if any part of the Building other than the Leased Premises becomes out of repair, damaged or destroyed through the negligence or misuse of the Tenant or its employees, invitees or others over whom the Tenant can reasonably be expected to exercise control, the expense of repairs or replacements thereto necessitated thereby shall be the responsibility of the Tenant.

4.2 ABATEMENT AND TERMINATION. It is agreed between the Landlord and the Tenant that:

     (a) In the event of damage to the Leased Premises or to the Building affecting access or services essential to the conduct of business in the Leased


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          Premises and if the damage is such that the Leased Premises or any substantial part thereof is rendered not reasonably capable of use and occupancy by the Tenant for the purposes of its business for any period of time in excess of 10 days, then

          (i) unless the damage was caused by the misuse, fault, negligence of the Tenant or its employees, invitees or others under its control, from and after the date of occurrence of the damage and until the Leased Premises are again reasonably capable of use and occupancy as aforesaid, Base Rental (but not any other payments required to be made by the Tenant hereunder) shall abate from time to time in pro-portion to the part or parts of the Leased Premises not reasonably capable of such use and occupancy, and

         (ii) unless this Lease is terminated as hereinafter provided, the Landlord or the Tenant as the case may be (according to the nature of the damage and their respective obligations to repair as provided herein, it being understood that the Tenant shall have the obligation to repair and replace all Leasehold Improvements and all Tenant's trade fixtures) shall repair such damage with all reasonable diligence, but to the extent that any part of the Leased Premises is not reasonably capable of such use and occupancy by reason of damage which the Tenant is obligated to repair hereunder, any abatement of Rent to which the Tenant is otherwise entitled hereunder shall not extend later than the time by which repairs by the Tenant ought to have been completed with reasonable diligence; and

     (b) if either the entire or substantially all of the Leased Premises, or premises whether of the Tenant or other tenants of the Building comprising in the aggregate 50% or more of the Rentable Area of the Building are substantially damaged or destroyed by any cause to such an extent in the reasonable opinion of the Landlord cannot be repaired or rebuilt within 180 days after the occurrence of the damage or destruction, the Landlord or the Tenant may at its option, exercisable by written notice to the other given within 30 days after the occurrence of such damage or destruction terminate this Lease in which event neither the Landlord nor the Tenant shall be bound to repair as provided herein and the Tenant shall instead deliver up possession of the Leased Premises to the Landlord with reasonable expedition but in any event within 60 days after delivery of such notice of termination and rent shall be apportioned and paid to the date upon which possession is so delivered up (but, subject to any abatement to which the Tenant may be entitled under paragraph (a) of this clause 4.2 by reason of the Leased Premises having been rendered in whole or in part not reasonably capable of use and occupancy), but otherwise the Landlord or the Tenant as the case may be (according to the nature of the damage and their respective obligations to repair described in 4.2 (a) (ii)) shall repair such damage with reasonable diligence.


ARTICLE 5.00 - TAXES AND OPERATING COSTS

5.1 NET NET LEASE. The Tenant acknowledges and agrees that it is intended that this Lease is a completely carefree net net lease to the Landlord, except as expressly herein set out, that the Landlord is not responsible during the Term for any costs, charges, expenses and outlays of any nature whatsoever arising from or relating to the Leased Premises, or the use and occupancy thereof, or the contents thereof or the business carried on therein, except as expressly set out herein, and the Tenant shall pay all charges, impositions, costs and expenses of every nature and kind relating to the Leased Premises.

5.2 LANDLORD'S TAX OBLIGATIONS. The Landlord covenants with the Tenant, subject to the provisions herein, to pay all Taxes promptly when due to the taxing authority or authorities having jurisdiction.

     The parties acknowledge that separate unit assessments are being eliminated by the Ontario Provincial Government and as a result thereof, properties will be assessed as a whole. In determining the Proportionate Share of taxes payable by the Tenant, the Landlord shall be entitled to make such allocation or allocations as it deems appropriate and equitable having regard to the principles of property assessment in force from time to time.
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                                                                               9


5.3  TENANT'S TAX OBLIGATIONS.  The Tenant covenants with the Landlord:

     (a) to pay promptly when due to the taxing authority or authorities having jurisdiction all taxes, rates, duties, levies and assessments whatsoever, whether municipal, parliamentary or otherwise, levied, imposed or assessed in respect of any and every business carried on by the Tenant, subtenants, licensees, or other occupants of the Leased Premises or in respect of the use or occupancy thereof (including licence fees);

     (b) to pay promptly to the Landlord when demanded or otherwise due hereunder:

          (i) all Taxes charged in respect of all Leasehold Improvements and trade fixtures and all furniture and equipment made, owned or installed by or on behalf of the Tenant in the Leased Premises as Additional Rent;

          (ii) if by reason of the act, election or religion of the Tenant or any subtenant, licensee or occupant of the Leased Premises, the Leased Premises or any part of them shall be assessed for the support of Separate Schools, the amount by which the Taxes so payable exceed those which would have been payable if the Leased Premises had been assessed for the support of Public Schools; and

          (iii) the Tenant's Proportionate Share of Taxes as Additional Rent in the manner stipulated herein; and

     (c) notwithstanding any other provisions of this Lease to the contrary, the Tenant shall pay to the Landlord, at such times and in such manner as the Landlord may direct, without duplication, an amount equal to all goods and service taxes, sales taxes, value-added taxes or any other taxes imposed with respect to Base Rental, Additional Rent or other amounts payable by the Tenant to the Landlord under this Lease, howsoever such taxes are characterized. The amount payable by the Tenant hereunder shall not be deemed to be Base Rental or Additional Rent but the Landlord shall have all of the same rights and remedies for recovery of same as it has for recovery of Base Rental and Additional Rent hereunder.

     Whenever requested by the Landlord the Tenant will deliver to it receipts for payment of all taxes, rates, duties, levies and assessments payable by the Tenant hereof and furnish such other information in connection therewith as the Landlord may reasonably require.

5.4 METHOD OF PAYMENT OF TAXES. The Tax payments required to be made by the Tenant to the Landlord under the provisions of 5.3 (ii) herein shall be estimated by the Landlord, and the Tenant shall pay to the Landlord in addition to the monthly payments of Base Rental hereinbefore reserved, one-ninth of the estimated annual tax payments in the months of January to September, both inclusive, in each calendar year with an adjustment being made when the property tax bill respecting the Building is received by the Landlord for each year. The Tenant shall within sixty
     (60) days of being invoiced pay to the Landlord such additional sums as may be required in order that out of such monthly additional payments, the Landlord may pay the whole amount of the annual taxes as the installments thereof fall due; and if the monthly additional payments so paid by the Tenant to the Landlord exceed in total the Tenant's Proportionate Share of the annual property tax bill with respect to the Building and Lands of which the Leased Premises form part, then the excess shall be adjusted by the Landlord in favour of the Tenant by applying such excess on account of the next ensuing rental payments due (following the issue of the yearly statement) and such next ensuing rental payments shall be reduced by such excess accordingly. The Landlord shall forward to the Tenant copies of all notices or tax bills relating to the imposition of property taxes or other charges required hereunder to be paid as to part or all thereof by the Tenant. In the event that the Landlord is unable to obtain or determine a separate allocation of taxes payable by the Tenant under this Lease, the Landlord shall have the right to make an allocation, but shall be obligated to act reasonably and not arbitrarily.

5.5 OPERATING COSTS. During the Term of this Lease, the Tenant shall pay to the Landlord its Proportionate Share of Operating Costs. Prior to the

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                                                                              10


     commencement of the Term of this Lease and the commencement of each fiscal period selected by the Landlord thereafter which commences during the Term the Landlord shall estimate the amount of Operating Costs and the Tenant's Proportionate Share thereof for the ensuing fiscal period or (if applicable) broken portion thereof, as the case may be, and notify the Tenant in writing of such estimate. The amount so estimated shall be payable in equal monthly installments in advance over the fiscal period or broken portion thereof in question, each such instalment being payable on each monthly rental payment date provided in clause 2.3. The Landlord may from time to time alter the fiscal period selected, in which case, and in the case where only a broken portion of a fiscal period is included with the Term, the appropriate adjustment in monthly payments shall be made. From time to time during a fiscal period the Landlord may re-estimate the amount of Operating Costs and the Tenant's Proportionate Share thereof, in which event the Landlord shall notify the Tenant in writing of such re-estimate and fixed monthly installments for the then remaining balance of such fiscal period or broken portion thereof such that, after giving credit for installments paid by the Tenant on the basis of the previous estimate or estimates, the Tenant's entire Proportionate Share of Operating Costs will have been paid during such fiscal period or broken period thereof. As soon as practicable after the expiration of each fiscal period the Landlord shall make a final determination of Operating Costs and the Tenant's Proportionate Share thereof for such fiscal period or (if applicable) broken portion thereof and shall provide a statement to the Tenant and the parties shall make the appropriate readjustment. Each 12 month period ending December 31st shall be deemed to be an accounting year for adjusting the said Operating Costs and within 120 days after the end of each such accounting year, the Landlord shall compute the said costs for such accounting year and the Proportionate Share of the Tenant therefor and shall submit to the Tenant a statement to reflect the Operating Costs specifically permitted under this Lease, and the said Proportionate Share thereof shall be borne by the Tenant. To the extent that the Tenant's Proportionate Share of such costs for such accounting year shall be greater than the total amount actually paid by the Tenant by said monthly payments in respect of such year the difference shall be paid by the Tenant to the Landlord within thirty (30) days after receipt by the Tenant of such statement. Any excess payments shall be applied by reducing the next ensuing rental payment(s) by the amount of such excess. The said accounting period may be modified by the Landlord if reasonably necessary. The Tenant may not claim a readjustment in respect to the Tenant's Proportionate Share of Operating Costs based upon any error of assessment, determination or calculation thereof unless claimed in writing prior to the expiration of three (3) years after the fiscal period to which the Operating Costs relate.

5.6 PAYMENT OF ADDITIONAL RENT. Any Additional Rent provided for under this Lease unless otherwise provided herein, shall become due with each instalment of monthly Base Rental.


ARTICLE 6.00 - UTILITIES AND ADDITIONAL SERVICES

6.1 WATER AND TELEPHONE. The Landlord shall furnish appropriate openings for bringing telephone services to the Leased Premises and shall provide hot and cold water to washrooms in the Leased Premises and to washrooms available for the Tenant's use in common with others entitled thereto.

6.2 ELECTRICITY. The Tenant shall pay throughout the Term promptly to the Landlord (unless paid directly to Hydro authorities pursuant to separate billing) as Additional Rent when demanded:

     (a) the cost of electric light and power supplied to the Leased Premises monthly based on the electric light and power requirements of the Tenant on a pro rata basis as determined from time to time during the Term by the Landlord acting reasonably; and

     (b) the cost of cleaning, maintaining and servicing in all respects all electric lighting fixtures in the Leased Premises including the cost of replacement of electric light bulbs, tubes, starters and ballasts used to replace those installed at the commencement of the Term. Such cleaning, maintaining, servicing and replacement shall be within the exclusive right of the Landlord. It is understood and agreed that the costs described in this sub-section (ii) shall be charged to the Tenant as an Additional Service payable upon receipt of invoice from the Landlord.

6.3 ADDITIONAL SERVICES. The Landlord, if it shall from time to time so elect, shall have the exclusive right, by way of Additional Services, to provide or have its designated agents or contractors provide any janitor or cleaning service to the Leased Premises and Common Area Facilities required by the Tenant which are additional to those required to be provided by the Landlord hereunder, including the Additional Services which the Landlord agrees to provide by arrangement, and to supervise the moving of furniture or equipment of the Tenant in and out of the Building where such moving of furniture or equipment would be disruptive to the normal business of the Building, and the making of repairs or alterations conducted within the Leased Premises affecting Base Building, building systems or Leasehold Improvements. The reasonable cost of Additional Services provided to the Tenant, whether the Landlord shall be obligated hereunder or shall elect to provide them as Additional Services, shall be paid to the Landlord by the Tenant from time to time within thirty (30) days following receipt of invoices therefor from the Landlord. Costs of Additional Services charged directly to the Tenant and other tenants shall be credited in computing Operating Costs.


ARTICLE 7.00 - ASSIGNING AND SUBLETTING

7.1 ASSIGNMENTS AND SUBLETTINGS. The Tenant covenants with the Landlord that it will not assign, sublet, licence or part with the possession of the Leased Premises or any part thereof, or share the occupation of the Leased Premises, or any part thereof, without the consent of the Landlord in writing first had and obtained such consent not to be unreasonably or arbitrarily withheld or delayed. Provided that as a condition of the granting of its consent, the Landlord may require any assignee, subtenant, licensee or occupant of the Leased Premises to execute an agreement whereby he, it or they attorn to and become the tenants of the Landlord as if he, it or they had executed this Lease, or, except in the case of an absolute assignment of this Lease, to execute an acknowledgement that all the sublessee's or undertenant's estate, right and interest in and to the Leased Premises absolutely terminates upon the surrender, release, disclaimer or merger of this Lease notwithstanding the provisions of the Commercial Tenancies Act of Ontario, Chapter L-7 and amendments thereof with specific reference to Paragraphs 21 and 39 (2) thereof, or other similar statute. The Tenant shall furnish to the Landlord copies of any assignment, sublease, licence or other agreement herein contemplated. Notwithstanding any other provision in this section, no assignment, subletting, licensing or parting with possession of the Leased Premises shall in any way release or be deemed to release the Tenant (or any guarantor hereof) from their obligations under the terms of this Lease. Provided further that the proposed assignee, subtenant, licensee or occupant of the Leased Premises shall be required to provide financial statements or other financial information as the Landlord may require. It is agreed that the Landlord may consider in determining whether to grant consent among other matters, the following: the personal and business history of the proposed assignee, occupant, sublessee and its key employees. The Tenant agrees to pay the reasonable legal fees of the Landlord's solicitor relating to the preparation of the Landlord's consent, and determination as to whether to give the consent.

     In the event of any subletting by the Tenant by virtue of which the Tenant receives rent in the form of cash, goods, services or other considerations from the subtenant which is higher than the rent payable hereunder to the Landlord for the premises so sublet, the Tenant shall pay any such excess to the Landlord, in addition to all rent and other costs payable hereunder, for the period of time during which the said subtenant remains in possession of the premises sublet to it.

     If the Tenant herein shall receive from any assignee of this Lease, either directly or indirectly, any consideration for the assignment of this Lease, either in the form of cash, goods or services, the Tenant shall forthwith pay an amount equivalent to such consideration to the Landlord and same shall be deemed to be further Additional Rent hereunder.

     In the event the Tenant intends to sublet or assign the Leased Premises, it shall not advertise the rental, if the proposed rental is less than Base Rental payable hereunder.

     In calculating whether there is any additional consideration payable by an assignee or sublessee as hereinbefore provided, no deduction shall be made for any commission payable to any agent or other party.

     If the Landlord has granted to the Tenant, named on page 1 of this Lease, any first rights of refusal, exclusive rights or options to lease additional space or to purchase, it is agreed and understood that upon the Tenant assigning, subletting, licensing or parting with possession of the Leased Premises or any part thereof, the aforesaid rights referred to shall automatically become null and void.


ARTICLE 8.00 - FIXTURES AND IMPROVEMENTS

8.1 INSTALLATION OF FIXTURES AND IMPROVEMENTS. The Tenant shall not make, erect, install or alter any Leasehold Improvements in the Leased Premises without having requested and obtained the Landlord's prior written approval which the Landlord shall not unreasonably delay or withhold. In making, erecting, installing or altering any Leasehold Improvements the Tenant will not alter or interfere with any installations which have been made by the Landlord without the prior written approval of the Landlord and in no event shall it alter or interfere with window coverings (if any) installed by the Landlord on exterior windows. The Tenant's request for any approval hereunder shall be in writing and accompanied by an adequate description of the contemplated work and, where appropriate, working drawings and specifications thereof. All work to be performed in the Leased Premises shall be performed by reputable contractors approved by the Landlord. The Landlord reserves the right to require the Tenant to utilize the contractor(s) of the Landlord where Base Building, building systems and/or warranties may be affected provided the Landlord agrees that charges by such contractors shall be in keeping with that which an arms length contractor would charge. The cost of all such work shall be estimated by the Landlord in advance and such estimate approved by the Tenant prior to work commencing. All such work shall be performed at the Tenant's expense and the Tenant shall be responsible for application and payment of all fees in connection with any permits required. All such work shall be subject to inspection by and the reasonable supervision of the Landlord, as an Additional Service, and shall be performed in accordance with any reasonable conditions or regulations imposed by the Landlord and completed in a good and workmanlike manner in accordance with the description of the work approved by the Landlord. The Landlord shall be entitled to supervise the work and charge the Tenant a supervision fee. The Landlord shall also be entitled to charge reasonable fees for examining plans respecting the proposed work. The Tenant shall be obligated to pay any reasonable consultant's fees incurred by the Landlord for review and approval of plans for construction of any nature after the Commencement Date as Additional Rent. The Tenant shall be entitled to install an internal stairwell between floors, subject to the Landlord's approval as contained herein and the required restoration of same to its original condition.

8.2 LIENS AND ENCUMBRANCES ON FIXTURES AND IMPROVEMENTS. In connection with the making, erection, installation or alteration of Leasehold Improvements and all other work or installations made by or for the Tenant in the Leased Premises the Tenant shall comply with all the provisions of the Construction Lien Act (Ontario) and other statutes from time to time applicable thereto and shall promptly pay all accounts relating thereto. The Tenant will not create or cause to be created any mortgage, conditional sale agreement or other encumbrance in respect of its Leasehold Improvements or permit any such mortgage, conditional sale agreement or other encumbrance to attach to the Leased Premises or to the Building and Common Area Facilities. If and whenever any construction or other lien for work, labour, services or materials supplied to or for the Tenant for the cost of which the Tenant may be in any way liable or claims therefor shall arise or be filed or any such mortgage, conditional sales agreement or other encumbrance shall attach, the Tenant shall within ten (10) days after receipt of notice thereof procure the discharge thereof, including any certificate of action registered in respect of any lien, by payment or giving security or in such other manner as may be required or permitted by law failing which the Landlord may in addition to all other remedies hereunder avail itself of its remedy hereunder and may make any payments required to procure the discharge of any such liens or encumbrances and shall be entitled to be reimbursed by the Tenant as provided herein and its right to reimbursement shall not be affected or impaired if the Tenant shall then or subsequently establish or claim that any lien or encumbrance so discharged was without merit or excessive or subject to any abatement, set-off or defence.

8.3 REMOVAL OF FIXTURES AND IMPROVEMENTS. All Leasehold Improvements in or upon the Leased Premises shall immediately upon the expiry of the Term or earlier termination of this Lease, be and become the Landlord's property without compensation therefor to the Tenant. Except to the extent otherwise expressly agreed by the Landlord in writing no Leasehold Improvements, trade fixtures, furniture or equipment shall be removed by the Tenant from the Leased Premises either during or at the expiration or earlier termination of the Term except that (1) the Tenant shall at the end of the Term remove its trade fixtures, (2) the Tenant shall remove its furniture and equipment at the end of the Term and may remove its furniture and equipment during the Term in the usual and normal course of its business where such furniture or equipment has become excess for the Tenant's purposes or the Tenant is substituting therefor new furniture and equipment. The Tenant shall, in the case of every removal either during or at the end of the Term, make good any damage caused to the Leased Premises by the installation and removal.

8.4 OCCUPATIONAL HEALTH AND SAFETY. The Tenant covenants and agrees that it will ensure that a comprehensive and rigorous health and safety program to protect workers in the Leased Premises is implemented to ensure that no accidents or injuries occur in connection with the performance of any Tenant's work. The Tenant will indemnify the Landlord in respect of all claims, infractions, prosecutions, alleged infractions, losses, costs and expenses and any fines or proceedings relating to fines or other offenses under all occupational health and safety and any similar legislation that might be brought, or imposed against or suffered by the Landlord or any of its officers, directors and employees in connection with the performance of any Tenant's work. Without limiting the obligations set out above in this Section 8.4, the Tenant will do at least the following:

     (a) ensure that all obligations imposed by statute, law or regulation on "constructors" or other persons completing or co-ordinating any Tenant's work are diligently and properly completed;

     (b) co-operate with the Landlord in having any Tenant's work designated as a separate project so that the Landlord does not incur any obligations as a constructor or obligations similar to those of a constructor at law or by regulation imposed in connection with the performance of any Tenant's work;

     (c) comply with all directions that the Landlord may give to the Tenant in connection with the performance of any Tenant's work having regard to construction health and safety requirements; and

     (d) provide to the Landlord whatever rights of access, inspection, and whatever information, documents and other matters the Landlord requires in order to ensure that the Tenant's obligations under this Section are complied with.


ARTICLE 9.00 - INSURANCE AND LIABILITY

9.1 LANDLORD'S INSURANCE. The Tenant will during the whole of the Term hereby granted as part of Operating Costs, pay its Proportionate Share of all premiums with respect to insurance to be placed by the Landlord and described in this Section 9.1. The Landlord agrees to maintain during the Term, insurance coverages as follows:

     (a) Property of Every Description (Building and Equipment) against the perils of "ALL-RISKS", under form providing coverage at least equivalent to Commercial Building Broad Form I.A.O. Form No. 700 including "BUILDING BY-LAWS ENDORSEMENTS", and to be insured for the Replacement Value, without allowance for depreciation and Stated Amount, and with no co-insurance requirement;

     (b) "RENTAL INCOME" for the gross annual rental income on "ALL-RISKS" basis, as provided under Commercial Building Broad Form I.A.O. Form 700 including "BUILDING BY-LAWS ENDORSEMENTS", providing coverage at least equivalent to I.A.O. Profits Form No. 551 with an eighteen
          (18) month indemnity period;

     (c) Broad Form Boiler and Machinery Policy on a blanket and replacement basis with limits for each accident in an amount not less than the replacement cost of the Building containing the Leased Premises and which shall cover all boilers, pressure vessels, air conditioning equipment and miscellaneous electrical apparatus owned by the Landlord and which shall include PCB coverage. It shall also include "RENTAL INCOME" for the full gross annual income equivalent to I.A.O. Profits Form No. 551 with a eighteen (18) month indemnity period. This policy should also provide "BUILDING BY-LAWS ENDORSEMENTS";

     (d) "GENERAL LIABILITY INSURANCE" on a Comprehensive Form and on an "occurrence" basis without deductible with retroactive coverage against claims for Personal and Bodily Injury and Death and/or Property Damage occurring upon or about the Leased Premises and for a limit no less than $5,000,000.00 inclusive for one occurrence; and

     (e) such other insurance coverage or coverages as a prudent owner of a first class office building would obtain for protection respecting loss of, or damage to the Building, the Lands or the Leased Premises, or liability arising therefrom.

     All such insurance coverages shall be kept and maintained by the Landlord, and in no event shall the coverage be less than the amount required by any institution then holding a mortgage on the Building and Common Area Facilities. The Tenant shall pay to the Landlord, as part of Operating Costs, its Proportionate Share of the Landlord's Insurance. The Tenant shall not do or permit to be done any act or thing whereby insurance coverage, premiums or any of them hereinbefore contemplated, may be increased or cancelled by the insurer, or the Leased Premises shall be rendered uninsurable, and if by reason of any act done or permitted or omission, as the case may be, by the Tenant, the said insurance coverage, premiums or any of them shall be increased, then the Tenant, if it shall fail to rectify the event giving rise to the increased premium after written notice thereof from the Landlord, shall be liable to pay all of such increase in premium, with respect to the entire coverages, and this notwithstanding that the Tenant occupies only a portion of the Building covered by such insurance coverages, and if the Leased Premises shall be rendered uninsurable, or if the said insurance coverages, or any of them, shall be cancelled by reason of any act or omission as the case may be by the Tenant and shall not be susceptible of being replaced, after the Landlord's reasonable efforts under the circumstances to do so, then the Landlord, after giving the Tenant at least fourteen (14) days written notice within which to replace insurance coverage or coverages shall, at its absolute discretion, have the right to determine that the term hereof has expired and in such event the Tenant shall deliver up possession of the Leased Premises as if the Term of this Lease had expired.

     PROVIDED that no act required to be done by the Tenant nor any payment required to be made by the Tenant, including reimbursements of insurance premiums paid by the Landlord, shall relieve the Tenant from any liability for damage incurred by the Landlord as result of any act or omission of the Tenant.

     If any other tenant of the Building has his own insurance premiums increased by his insurers as a result of the use or occupation by the Tenant herein of the within Leased Premises, the Tenant covenants and agrees with the Landlord after written notice thereof, to pay the additional cost forthwith upon demand as Additional Rent.

     The Landlord's insurance policy shall contain a waiver of subrogation in favour of the Tenant or those for whom the Tenant is in law responsible.

9.2 AGENTS. The Tenant acknowledges, covenants and agrees that every right, exemption from liability, defence and immunity of whatsoever nature applicable to the Landlord or to which the Landlord is entitled hereunder shall also be available and shall extend to protect every such agent of the Landlord acting (in the course of or in connection with his employment or otherwise) and for the purposes of all of the foregoing provisions of this clause, the Landlord is or shall be deemed to be acting as agent or trustee on behalf of and for the benefit of persons who are or might be his servants, employees or agents from time to time.

9.3 TENANT'S INSURANCE. The Tenant covenants to insure and to keep insured during the whole of the Term, with an insurance company or companies in good standing and upon terms and conditions all satisfactory to the
     Landlord:

     (a) "ALL-RISKS" insurance upon all property owned by the Tenant or for which it is legally liable or installed or affixed by or on behalf of the Tenant and which is located in the Building including, without limitation, furniture, fittings, installations, alterations, additions, partitions and fixtures or anything in the nature of a Leasehold Improvement made or installed by or on behalf of the Tenant in an amount equal to the full replacement cost thereof; if there is a dispute as to the amount which comprises full replacement cost the decision of the Landlord's Architect shall be conclusive;

     (b) all parties hereto on a Comprehensive Form for bodily injury and property damage, general liability coverage arising out of the use, maintenance or repair of the Leased Premises and/or the business of the Tenant or any sub-tenant, licensees or occupiers of the Leased Premises; such insurance shall be for a limit of not less than $2,000,000.00 inclusive for any one occurrence, or such higher limits as the Landlord, acting reasonably, or any mortgagee requires from time to time, and shall contain a severability of interest clause, and a cross liability clause;

     (c) glass coverage for the replacement of all glass broken, cracked or damaged in, on and about the Leased Premises or the Tenant may be a self-insurer in lieu of carrying such insurance; and

     (d) any other form of insurance that the Landlord or any mortgagee may reasonably require, from time to time in form, amounts and for insurance risks acceptable to the Landlord and any mortgagee.

     The Tenant covenants and agrees to provide the Landlord with evidence of insurance as required under this provision. Such evidence shall be by way of a certified copy of the policy if available in timely fashion or failing which a certificate of insurance at such time or times as the Landlord may require. The Tenant agrees to provide same to the Landlord forthwith after notice has been given by the Landlord to the Tenant of its request. The Tenant's policy shall contain a waiver of subrogation in favour of the Landlord and those for whom the Landlord is in law responsible.

9.4  LIMITATION OF LANDLORD'S LIABILITY.  The Tenant agrees that:

     (a) except if caused by the negligence of the Landlord or those for whom the Landlord is in law responsible, the Landlord shall not be liable for any bodily injury or death of, or loss or damage to any property belonging to the Tenant or its employees, invitees, or licensees or any other person in, on or about the Building and Common Area Facilities howsoever occurring and in no event shall the Landlord be liable for:

          (i) any damage which is caused by steam, water, rain or snow which may leak into, issue or flow from any part of the Building or Common Area Facilities or from the pipes or plumbing works thereof or from any other place or quarter or for any damage caused by or attributable to the condition or arrangement of any electric or other wiring or for any damage caused by anything done or omitted by any other tenant;

          (ii) any act or omission (including theft, malfeasance or negligence) on the part of any agent, contractor or person from time to time employed by it to perform janitor services, security services, maintenance, supervision or any other work in or about the Leased Premises or the Building or Common Area Facilities; and

          (iii) loss or damage, however caused, to money, securities, negotiable instruments, papers or other valuables of the Tenant; and

     (b) the Landlord shall have no responsibility or liability for the failure to supply interior climate control or elevator service when prevented from doing so by strikes, the necessity of repairs, any order or regulation of any body have jurisdiction, the failure of the supply of any utility required for the operation thereof or any other cause beyond the Landlord's reasonable control, and shall not be held responsible for any bodily injury, death or damage to property arising from the use of, or any happening in or about, any elevator.

9.5 INDEMNITY OF LANDLORD. The Tenant agrees to indemnify and save harmless the Landlord in respect of all claims for bodily injury or death, property damage or other loss or damage arising from the conduct of any work by or any act or omission of the Tenant or any assignee, subtenant, agent, employee, contractor, invitee or licensee of the Tenant, and in respect of all costs, expenses and liabilities incurred by the Landlord in connection with or arising out of all such claims, including the expenses of any action or proceeding pertaining thereto, and in respect of any loss, cost, expense or damage suffered or incurred by the

     Landlord arising from any breach by the Tenant of any of its covenants and obligations under this Lease.


ARTICLE 10.00 - SUBORDINATION, ATTORNMENT AND CERTIFICATES

10.1 SUBORDINATION AND ATTORNMENT. The Tenant agrees that this Lease and all the rights of the Tenant hereunder are subject and subordinate to all mortgages now or hereafter existing (including deeds of trust and all instruments supplemental thereto) which may now or hereafter affect the Building or Common Area Facilities and to all renewals, modifications, consolidations, replacements and extensions thereof, provided that the Tenant whenever requested by any mortgagee (including any trustee under a deed of trust and mortgage) shall attorn to such mortgagee as the Tenant upon all the terms of this Lease. Subject to the foregoing, the Tenant agrees to execute promptly whenever requested by the Landlord or by such mortgagee such instrument of subordination or attornment, as the case may be, as may be required of it. The Landlord will make reasonable efforts to obtain a non-disturbance agreement from any lenders on their standard terms or other parties registering interests on title ahead of the Tenant and shall permit the Tenant to register a Notice of Lease on title, in a form acceptable to the Landlord and provided it does not disclose any financial terms of the Lease.

10.2 CERTIFICATES. The Tenant shall promptly whenever requested by the Landlord from time to time execute and deliver to the Landlord (and if required by the Landlord, to any mortgagee
     [including any trustee under a deed of trust and mortgage] designated by the Landlord) a certificate in writing as to the then status of this Lease, including as to whether it is in full force and effect, is modified or unmodified, confirming the rent payable hereunder and the state of the accounts between the Landlord and Tenant, the existence or non-existence of defaults, and any other matters pertaining to this Lease as to which the Landlord shall request a certificate.


ARTICLE 11.00 - EVENTS OF DEFAULT AND REMEDIES

11.1 EVENTS OF DEFAULT AND REMEDIES. In the event of the happening of any one of the following events (hereinafter referred to as a "DEFAULT"):

     (a) the Tenant shall have failed to pay an instalment of Base Rental or of Additional Rent or any other amount payable hereunder within 5 days following when due. No notice shall be required in the event of a monetary Default;

     (b) there shall be a default of or with any condition, covenant, agreement or other obligation on the part of the Tenant to be kept, observed or performed hereunder (other than the obligation to pay Base Rental, Additional Rent or any other amount of money) and such Default shall be continuing for a period of more than fifteen (15) days after written notice by the Landlord to the Tenant specifying the Default and requiring that it discontinue;

     (c) if any policy of insurance upon the Building or any part thereof from time to time affected by the Landlord shall be cancelled or about to be cancelled by the insurer by reason of the use or occupation of the Leased Premises by the Tenant or any assignee, sub-tenant or licensee of the Tenant or anyone permitted by the Tenant to be upon the Leased Premises and the Tenant, after receipt of notice in writing from the Landlord, shall have failed to take such immediate steps in respect of such use or occupation as shall enable the Landlord to reinstate or avoid cancellation (as the case may be) of such policy of insurance;

     (d) the Leased Premises shall, without the prior written consent of the Landlord, be used by any other persons than the Tenant or its permitted assigns or sub-tenants or for any purpose other than that for which they were leased or occupied or by any persons whose occupancy is prohibited by this Lease;

     (e) the Leased Premises shall be vacated or abandoned, or remain unoccupied, without the prior written consent of the Landlord for fourteen (14) consecutive days or more while capable of being occupied;

     (f) the balance of the Term of this Lease or any of the goods and chattels of

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                                                                            17


          the Tenant located in the Leased Premises, shall at any time be seized in execution or attachment; or

     (g) the Tenant shall make any assignment for the benefit of creditors or become bankrupt or insolvent or take the benefit of any statute for bankrupt or insolvent debtors or, if a corporation, shall take any steps or suffer any order to be made for its winding-up or other termination of its corporate existence; or a trustee, receiver or receiver-manager or agent or other like person shall be appointed of any of the assets of the Tenant;

     the Landlord shall have the following rights and remedies all of which are cumulative and not alternative and not to the exclusion of any other or additional rights and remedies in law or equity available to the Landlord by statute or otherwise:

     (a) to remedy or attempt to remedy any Default of the Tenant, and in so doing to make any payments due or alleged to be due by the Tenant to third parties and to enter upon the Leased Premises to do any work or other things therein, and in such event all reasonable expenses of the Landlord in remedying or attempting to remedy such Default shall be payable by the Tenant to the Landlord on demand;

     (b) with respect to unpaid overdue Rent, to the payment by the Tenant of the Rent and of interest (which said interest shall be deemed included herein in the term "RENT") thereon at a rate equal to three percent (3%) above the prime commercial loan rate charged to borrowers having the highest credit rating from time to time by the Landlord's principal bank from the date upon which the same was due until actual payment thereof and the maximum amount allowed under the laws of the jurisdiction in which the Building is located;

     (c) to terminate this Lease forthwith by leaving upon the Leased Premises or by affixing to an entrance door to the Leased Premises notice terminating the Lease and to immediately thereafter cease to furnish any services hereunder and enter into and upon the Leased Premises or any part thereof in the name of the whole and the same to have again, repossess and enjoy as of its former estate, anything in this Lease contained to the contrary notwithstanding; and

     (d) to enter the Leased Premises as agent of the Tenant and as such agent to re-let them and to receive the rent therefor and as the agent of the Tenant to take possession of any furniture or other property thereon and upon giving ten (10) days' written notice to the Tenant to store the same at the expense and risk of the Tenant or to sell or otherwise dispose of the same at public or private sale without further notice and to apply the proceeds thereof and any rent derived from re-letting the Leased Premises upon the account of the Rent due and to become due under this Lease and the Tenant shall be liable to the Landlord for the deficiency if any.

11.2 PAYMENT OF RENT, ETC. ON TERMINATION.

     (a) Upon the giving by the Landlord of a notice in writing terminating this Lease under sub-paragraph 11.1 (iii) of this paragraph, this Lease and the term shall terminate, Rent and any other payments for which the Tenant is liable under this Lease shall be computed, apportioned and paid in full to the date of such termination forthwith, and there shall immediately become due and payable forthwith in one lump sum, the next immediately ensuing three (3) months' Rent (calculated as if full Base Rental and Additional Rent are owing and not giving credit for any scheduled free Rent period). Upon termination of this Lease and the Term, the Tenant shall immediately deliver up possession of the Leased Premises to the Landlord, without compensation to the Tenant, and the Landlord may forthwith re-enter and take possession of them.

     (b) The Tenant shall pay to the Landlord on demand all costs and expenses, including lawyers' fees and disbursements incurred by the Landlord in enforcing any of the obligations of the Tenant under this Lease.

     (c) The Tenant shall pay to the Landlord, for any monetary Default, interest at a fixed rate per annum equal to the most favourable rate which the Landlord's principal bank will lend money on prime loans to commercial customers at the date when interest commences to run plus three percent

          (3%) per annum. Such interest shall run from the due date of such sum without the necessity of a demand until payment and shall be compounded semi-annually.

11.3 RENUNCIATION. The Tenant waives and renounces the benefit of any present or future statute taking away or limiting the Landlord's right of distress.


ARTICLE 12.00 - MISCELLANEOUS

12.1 REGISTRATION. The Tenant agrees with the Landlord not to register this Lease, but nevertheless if the Tenant desires to register a notice of this Lease, the Landlord agrees to execute a notice or acknowledgement, if required, sufficient for the purpose in such form as the Landlord and Tenant mutually approve provided in no event shall rental rates of this Lease be shown.

12.2 NOTICE. Any notice required or contemplated by any provision of this Lease shall be given in writing, and if to the Landlord, either delivered to an executive officer of the Landlord or by facsimile transmission or mailed by prepaid registered mail addressed to the Landlord at 3650 Victoria Park Avenue, Suite #500, North York (Toronto), Ontario, M2H 3P7, and if to the Tenant, either delivered to the Tenant (or to an officer of the Tenant if the Tenant is a firm or corporation) or by facsimile transmission or mailed by prepaid registered mail addressed to the Tenant at the Leased Premises. Every such notice shall be deemed to have been given when delivered or, if mailed as aforesaid in Canada, upon the day when it was mailed. The Landlord may from time to time by notice in writing to the Tenant designate another address in Canada as the address to which notices are to be mailed to it.

12.3 EXTRANEOUS AGREEMENTS. The Tenant acknowledges that there are no covenants, representations, warranties, agreements or conditions expressed or implied relating to this Lease or the Leased Premises save as expressly set out in this Lease and in any agreement to Lease in writing between the Landlord and the Tenant pursuant to which this Lease has been executed. This Lease may not be modified except by an agreement in writing executed by the Landlord and the Tenant.

12.4 CONSTRUCTION. All of the provisions of this Lease are to be construed as covenants and agreements. If any provision of this Lease is illegal or unenforceable it shall be considered separate and severable from the remaining provisions of this Lease, which shall remain in force and be binding as though the said provision had never been included. The headings and marginal sub-headings of clauses and sub-clauses are for convenience of reference and are not intended to limit, enlarge or otherwise affect their meanings.

12.5 NON-WAIVER. No condoning, excusing or overlooking by the Landlord of any default, breach or non-observance by the Tenant at any time or times in respect of any covenant, agreement, proviso or condition herein contained shall operate as a waiver of the Landlord's rights hereunder in respect of any continuing or subsequent default, breach or non-observance or so as to defeat or affect in any way the rights of the Landlord in respect of any such continuing or subsequent default or breach and no waiver shall be inferred or implied by anything done or omitted by the Landlord save only express waiver in writing.

12.6 ACCORD AND SATISFACTION. No payment by the Tenant or receipt by the Landlord of a lesser amount than the Base Rental and Additional Rent from time to time due shall be deemed to be other than on account of the earliest stipulated Base Rental and Additional Rent due, nor shall any endorsement or statement on any cheque or any letter accompanying any cheque or payment of Base Rental or Additional Rent be deemed an accord and satisfaction, and the Landlord may accept such cheque or payment without prejudice to the Landlord's right to recover the balance of such Base Rental or Additional Rent or pursue any other remedy provided in this Lease.

12.7 GOVERNING LAW. This Lease shall be governed by and construed in accordance with the laws of the Province of Ontario.

12.8 TIME OF THE ESSENCE. Time shall be of the essence of this Lease and every part hereof.

12.9 NO PARTNERSHIP. Nothing contained herein shall be deemed or construed by the parties hereto, nor any third party, as creating the relationship of principal and agent, or a partnership, or a joint venture between the parties hereto, it being understood and agreed that none of the provisions contained herein nor any acts of the parties hereto shall be deemed to create any relationship between the parties hereto other than the relationship of Landlord and Tenant.

12.10 FORCE MAJEURE. Except as herein otherwise expressly provided, if and whenever and to the extent that the Landlord shall be prevented delayed or restricted in the fulfilment of any obligations hereunder in respect of the supply or provision of any service or utility, the making of any repair, the doing of any work or any other thing by reason of strikes or work stoppages or being unable to obtain any material, service, utility or labour required to fulfil such obligation or by reason of any statute, law or regulation of or inability to obtain any permission from any governmental authority having lawful jurisdiction preventing, delaying or restricting such fulfilment, or by reason of other unavoidable occurrence, the time for fulfilment of such obligation shall be extended during the period in which such circumstance operates to prevent, delay or restrict the fulfilment thereof and the Tenant shall not be entitled to compensation for any inconvenience, nuisance or discomfort thereby occasioned.

12.11 CONTRA PROFERENTEM.  - DELETED INTENTIONALLY

12.12 PLANNING ACT. This Lease is expressly conditional upon compliance with the land division provisions of the Planning Act R.S.O. 1990 (as it may be amended from time to time), if applicable.

12.13 ACCESS. The Tenant, its employees, invitees and customers and persons connected with the Tenant (subject and except as in this Lease provided) shall have the right in common with others entitled thereto from time to time to use the parking areas, driveways, walkways, lawns, ramps (if any) and other Common Areas in and about the Building from time to time. The Tenant shall not unreasonably block or in any manner hinder the Landlord, other tenants or other persons claiming through or under them or any of them who may be authorized by the Landlord to utilize the Common Areas from so doing. The Landlord may, acting reasonably, from time to time permit the Tenant to have the exclusive use of portions of the parking area which forms part of the Common Areas and to permit other tenants or other persons to have exclusive use of portions thereof.

12.14 TRANSFERS BY THE LANDLORD. The Landlord at any time and from time to time may sell, transfer, lease, assign or otherwise dispose of the whole or any part of its interest in the Leased Premises or in the Building and lands of which the Leased Premises form a part, at any time and from time to time, may enter into any mortgage of the whole or any of its interest in the Building and Lands or in the Leased Premises. If the party acquiring such interest shall have agreed to assume and so long as it holds such interest, to perform each of the covenants, obligations and agreements of the Landlord under this Lease in the same manner and to the same extent as if originally named as the Landlord in this Lease, the Landlord shall, thereupon be released from all of its covenants and obligations under this Lease.
      The Landlord may assign its rights under this Lease to a lending institution as collateral security for a loan. If such assignment is made and executed by the Landlord and notification thereof is given to the Tenant by or on behalf of the Landlord this Lease shall not be cancelled or modified for any reason whatsoever except as provided for by the terms hereof or by law without the consent in writing of such lending institution and the Tenant herein.

12.15 OCCUPANCY PERMIT.  - DELETED INTENTIONALLY

12.16 LEASED PREMISES.  - DELETED INTENTIONALLY

12.17 SUCCESSORS AND ASSIGNS. This Lease and everything herein contained shall enure to the benefit of and be binding upon the successors and assigns of the Landlord and the permitted successors and assigns of the Tenant. References to the Tenant shall be read with such changes in gender as may be appropriate, depending upon whether the Tenant is a male or a female person or a firm or corporation, and if the Tenant is more than one person or entity, the covenants of the Tenants shall be deemed joint and several. All obligations of the Tenant or the Landlord under this Lease shall be deemed to be covenants whether or not expressed as same. No rights of the Tenant in this Lease shall be deemed to be personal, but shall accrue to the benefit of the Tenant's successors, permitted subtenants and assigns.

12.18 AREA DETERMINATION. Subject to Clause 13.9 herein, in the event that any calculation or determination by the Landlord of the Rentable Area of any premises (including the Leased Premises) or the Building is disputed or called into question by the Tenant, it shall be calculated or determined by the Landlord's architect from time to time appointed for the purpose, whose certificate shall be conclusive and the cost of such certificate shall be borne by the Tenant.


ARTICLE 13.00 - OTHER PROVISIONS

13.1 COMMON AREAS. The Tenant acknowledges that the Common Area Facilities are at all times subject to the exclusive control and operation of the Landlord, and the Landlord shall have the right to construct improvements, alterations and additions thereto and to relocate the various facilities thereon.

13.2 PARKING. The Tenant further acknowledges that the parking facilities in the Common Area Facilities are on a non-exclusive "first come", "first serve basis" and may be altered or diminished during the Term or extension thereof and the manner in which access is permitted may be altered. The Landlord will provide one hundred and forty (140) unreserved parking spaces in the Building parking area throughout the Term at no cost to the Tenant. In the event that Tenant expands at any time during the Term and any extension thereof, the Landlord will provide additional parking spaces in accordance with the parking ratio of 4 parking spaces for every additional 1,000 square feet leased at no cost to the Tenant.

13.3 WINDOW COVERINGS. The Tenant acknowledges that as at the date of this Lease the Landlord does not intend to require the Tenant to install and maintain window coverings. Provided however, that the Landlord shall have the right at any future time to prescribe a uniform pattern for window coverings to be utilized in the Leased Premises. In the event the Landlord so prescribes same, the Tenant shall permit the Landlord to install window coverings at the cost of the Tenant which cost or the current portion thereof shall form part of Operating Costs. Until such time, no window coverings may be installed or utilized by the Tenant without the written consent of the Landlord, which consent may be unreasonably or arbitrarily withheld.

13.4 EXTENSION. Provided it is mutually agreed and understood that if the Tenant duly and regularly pays the Base Rental and Additional Rent and performs all of the provisos and agreements contained herein on the part of the Tenant to be performed, and provided further that the Tenant is not and has not been in material default under the terms of this Lease and is not in default at the time of the exercise of the option herein, then the Landlord shall, at the expiration of the Term hereof, upon written request of the Tenant, grant to the Tenant an extension of this Lease for a further period of five (5) years upon the same terms and conditions as contained herein, save as to the Base Rental rate, Landlord's Work, leasehold improvement allowance, and save as to any further right of extension. Provided always that the Tenant shall have given to the Landlord not less than nine (9) months and not more than twelve (12) months notice in writing before the expiration of the Term of its desire to have such extension. The Base Rental rate for the extension term shall be at the then fair market rate for renewing or extending tenants, all economic inducement factors considered for comparable premises in comparable buildings in a comparable area and as mutually agreed between the Landlord and the Tenant. In the event that the Landlord and the Tenant are unable to agree upon the Base Rental rate for the extension term by 120 days prior to the maturity date, the matter shall be submitted to arbitration by notice given by either party to the other. Upon such notice being given, the dispute shall be determined by the award of 3 arbitrators, or by a majority of them, one to be named by the Landlord and one by the Tenant within 30 days of the giving of such notice, and the 3rd to be selected by these 2 arbitrators within 7 days after both have been nominated. If either the Landlord or the Tenant shall neglect or refuse to name its arbitrator in the time specified or to proceed with the arbitration, the arbitrator named by the other party shall proceed with the arbitration, and the award of such arbitrator shall be final and binding upon the Landlord and the Tenant. The Arbitrators shall have all the power given by the Arbitration Act of Ontario and may at any time proceed in such manner as they see fit on such notice as they deem reasonable in the absence of either party, if such party fails to attend. Each party shall pay its own costs and shall share equally the costs of arbitration. The award and determination of the arbitrators shall be final and binding upon both parties hereto and each party agrees not to appeal any such award or determination.

      If the award of the arbitrators is not given before the commencement date of the extension term, then the Tenant shall commence paying rent at the market rate as determined by the Landlord together with Additional Rent, which shall be adjusted forthwith after the award of the arbitrators has become final and binding, to be calculated from the commencement date of the extension term.

      Interest at the rate set out herein shall be calculated monthly on the difference between the Base Rental paid by the Tenant and the actual amount awarded by the arbitrators and shall be paid forthwith upon demand when the arbitrators' decision has been made.

      The extension of lease form shall be prepared by the Landlord at the Tenant's cost and the Tenant covenants and agrees to pay to the Landlord said costs forthwith upon demand.

13.5  ZONING.

      The Landlord covenants that the use set out in this Lease complies with all applicable zoning and building by-laws.

13.6  TELECOMMUNICATIONS.

      The Landlord warrants that the Building will be equipped with fibre optic cabling accessible by the Tenant. The Tenant shall be permitted to connect to the said services, at its own cost insofar that all connector work, including but not limited to labour and materials, will be at the Tenant's sole cost and expense. The Building will be constructed to provide sufficient reasonable capacity to handle future wiring and cabling requirements. The Tenant shall obtain telecommunication services directly from the local service providers.

13.7  SATELLITE DISH.

      Concurrently with the Term hereof, the Landlord grants to the Tenant a licence to use a portion of the area located on the roof of the Building at such location and in such dimension as may be agreed to by the Landlord and the Tenant, acting reasonably, for the Tenant to install, operate and maintain one (1) satellite dish for the purpose of conducting its business only (no third party revenue generating services shall be permitted through this satellite dish) and in accordance with all applicable Federal, Provincial and local by-laws, codes and regulations. Satellite dish means the original satellite receiving equipment, and any subsequent replacements only installed by the Tenant on the roof of the Building pursuant to this licence.

      The Tenant will:

      (a) be responsible for all costs and expenses relating to the installation and maintenance of the satellite dish, and any replacements with the Landlord's prior approval;

      (b) ensure that the design, construction, installation and operation of the satellite dish conforms to all applicable Federal, Provincial and local by-laws, codes and regulations;

      (c) at all times maintain insurance coverage in connection with the satellite dish as part of the general policies of insurance placed in accordance with the provisions in this Lease relating to insurance and as may reasonably required by the Landlord;

      (d) repair and maintain the satellite dish roof and associated areas in accordance with the same terms and conditions applicable to repair by the Tenant of its Tenant Improvements located within its Leased Premises;

      (e) not assign or sublet or share such satellite dish with any other tenants or third party;

      (f) execute the Landlord's standard form of Licence Agreement for the license of the satellite dish prior to the commencement of construction of and installation of the satellite dish;

      (g) there will be no license fee or other charges associated with the grant of this license in favour of the Tenant. At the expiry or earlier termination of the Lease, the Tenant will remove the satellite dish and repair damage caused by such removal and ensure the roof is in a first class condition in the area of the satellite dish.

13.8  NO RELOCATION.

      The Landlord shall not be permitted to relocate the Tenant, either in whole or in part, to other premises within the Building throughout the term or any extension thereof.

13.9  MEASUREMENT.

      The Rentable Area of the Leased Premises shall be verified and/or adjusted within sixty (60) days after the Commencement Date by the Landlord in accordance with current BOMA standards and the Basic Rental and the Additional Rental shall be subject to adjustment based on the actual Rentable Area of the Leased Premises as determined by the Landlord's architect in accordance with current BOMA standards. The Landlord shall provide the Tenant with an Architect's Certificate confirming the Rentable Area of the Leased Premises as well as the Rentable Area of the Building. Such measurement as aforesaid shall be conclusive.

13.10 FIRST RIGHT OF OFFER.

      The Tenant shall have the first right of offer concerning any remaining vacant space on the 3rd floor of the Building for which the Landlord receives an offer to lease from a third party at any time and from time to time following the execution of this Lease by both parties and throughout the Term to be exercised by written notice by the Tenant to the Landlord within five (5) business days following receipt of written notice from the Landlord to the Tenant. The terms and conditions shall be at fair market and as may be mutually negotiated between the parties within such five (5) business days of notification, both parties acting reasonably. Should the Tenant fail to notify the Landlord or finalize the lease within the prescribed time period then the Landlord will be free to lease the premises to the third party. Should the Landlord fail to lease the premises to the third party then the provisions of this clause will apply again. During the Term, the Landlord will promptly notify the Tenant in writing when vacant space becomes available on the 3rd floor. Notwithstanding the foregoing it is agreed and understood that in the event the Tenant exercises its right pursuant to Section
      13.11 herein to lease the balance of the 3rd floor of the Building evidenced by an unconditional agreement executed by the Landlord and the Tenant, then it is agreed that the right of first offer provided for in this Section 13.10 shall automatically apply to the first floor of the Building. Until such time as the Landlord and the Tenant have entered into a signed agreement with respect to the balance of the 3rd floor of the Building, the Landlord shall be free to lease the first floor of the Building without notice to the Tenant.

13.11 EXPANSION PREMISES.

      The Tenant shall have the right, with notification to the Landlord in writing by not later than three (3) months prior to the Commencement Date, provided the Lease has been executed by both parties, to increase the area of the Leased Premises from 35,000 square feet of Rentable Area to a maximum of 50,000 rentable square feet but not less than 40,000 rentable square feet (the "Expansion Premises"). The Expansion Premises shall be situated on the third floor of the Building. All terms and conditions of this Lease will apply including Basic Rental and the Turnkey Leasehold Improvement Package, MUTATIS MUTANDIS, in the Landlord's standard form of addendum to be executed within five (5) business days of its receipt of same from the Landlord. If the Tenant fails to exercise this option and/or fails to execute the Addendum to Lease within said five (5) business days, then this option shall be null and void. If at any time prior to the expiry of the Expansion option period the Landlord receives one or more offers by other tenants acceptable to the Landlord totalling 60,000 square feet or more then the Landlord shall notify the Tenant and the Tenant shall have five (5) business days from the date of notice to exercise said Expansion option, failing which this option shall be considered null and void and the Landlord shall be free to lease said space to a third party tenant or tenants.

13.12 TURNKEY LEASEHOLD IMPROVEMENT PACKAGE.

      The Landlord shall provide a Turnkey Leasehold Improvement Package to a maximum of $25.00 per rentable square foot of the Leased Premises (plus 7% G.S.T.), the final price will be adjusted according to the final square footage determined by the final space plan. The Turnkey Leasehold Improvement Package will be based on the plans and specifications to be provided to the

      Landlord by the Tenant (the "Specifications"), at the Tenant's sole cost, no later than May 1, 2000. The Landlord agrees to substantially complete the Turnkey Leasehold Improvement Package no later than the Commencement Date, subject only to force majeure and any delay occasioned directly or indirectly by the Tenant and may be viewed by the Tenant. All costs and contracts associated with said work will be completed on an open book basis at the Landlord's cost plus a 8% management fee for contractors selected by the Tenant that are not being used by the Landlord and an 8% management fee for contractors selected by the Tenant that are being used by the Landlord and the Tenant shall have the right to require the Landlord to tender said work to a minimum of three contractors with the intent of getting the best value for the Tenant. If the Turnkey Leasehold Improvement cost exceeds $25.00 per rentable square foot then such cost in excess of $25.00 per square foot shall be paid by the Tenant. In the event the Turnkey Leasehold Improvement cost exceeds $25.00 per rentable square foot, if the Tenant so elects then the Landlord will provide up to an additional $5.00 per rentable square foot, with the Tenant reimbursing the Landlord for this additional amount over the first five (5) years of the Term as Basic Rental, amortized at 10% interest per year.

13.13 SPACE PLANNING AND DESIGN SERVICES.

      The Tenant may select its own space planner to design the Leased Premises. The Tenant shall assume the responsibilities of retaining such space planner in the completion of its duties and responsibilities, and the compensation for such space planning service shall be at the Tenant's expense which may be deducted from the Turnkey Leasehold Improvement Package as detailed in Clause 13.12 herein, save and except for the initial feasibility plan (the "Feasibility Plan") plus one (1) revision which shall be paid for by the Landlord up to .06(cent) per rentable square foot.

13.14 RESTORATION OF PREMISES.

      Notwithstanding anything herein contained to the contrary, the Tenant will not be obligated to remove any leasehold improvements installed by or on behalf of the Tenant within the Leased Premises at the end of the Term or any extension term other than specialized areas (i.e.: computer rooms, internal staircases, non-standard office sizes, etc.) which the Landlord will require restoration of at the expiry or earlier termination of the Lease, provided the Landlord notifies the Tenant of such restoration requirement in writing at the plan approval stage. The Tenant shall remove its chattels and/or trade fixtures and repair any damage caused by said removal.

13.15 FOOD SERVICE.

      Throughout the Term and any extension thereof, the Tenant shall be permitted to have vending machines installed within the Leased Premises for use by the Tenant and its employees and if it elects to do so, the Tenant may, subject to the prior written approval of the Landlord which shall not be unreasonably withheld, hire an independent food service contractor to operate within the Leased Premises to facilitate the needs of the Tenant and its employees.

13.16 LEASE TERMINATION.

      Notwithstanding anything herein contained to the contrary, the Tenant shall have the right to terminate this Lease at the end of the 5th year of the Term or at the end of the 7th year of the Term (which for the purposes hereof, in either case, shall be known as (the "Early Termination Date") by providing written notice of its intention to do so six (6) months prior to the Early Termination Date and paying a lump sum penalty on the notice date as follows:

      (a) Termination Option 1 (six months prior to the fifth anniversary) total $903,000.00 plus G.S.T.; or

      (b) Termination Option 2 (six months prior to the seventh anniversary) total $672,000.00 plus G.S.T.

           The above Termination Options are based on 35,000 square foot rentable area. Any additional rentable area shall increase the penalty accordingly.

13.17 ACCESS.

      Notwithstanding anything herein contained to the contrary, it is understood and agreed that the Tenant, its employees and invitees, shall have the right to access twenty-four (24) hours a day, seven (7) days a week, throughout the Term and any extension thereof to the Leased Premises and to use the Common Areas of the Building for its intended purposes in common with others entitled thereto. The foregoing access to the Leased Premises shall include continuous supply (except in the case of an emergency and schedule maintenance) by the Landlord of electric power, hot and cold running water in the Leased Premises, heat (where necessary), air conditioning (where necessary), lights within the Leased Premises and elevator services to the Leased Premises, at no extra cost to the Tenant throughout the Term and any extension thereof, other than after 7:00 p.m. Monday to Friday HVAC which shall be charged at the rate of $25.00 per hour per floor and payable in the same manner as Additional Rent.

13.18 REPRESENTATIONS AND WARRANTIES.

      The Landlord represents and warrants that:

      (a) the Building shall comply with all of the base building specifications as detailed in Schedule "D" attached;

      (b) it shall use reasonable efforts to ensure that the Building shall be designed and insulated such that the noise level generated by Highway 404 does not materially affect the day-to-day operation of the Tenant's business within the Leased Premises throughout the Term and any extension thereof;

      (c) the Landlord shall use reasonable efforts in conjunction with the local municipal authorities to resolve the current traffic backlog that occurs as a result of commuters travelling westbound on 16th Avenue attempting to make a left turn onto Mural Street;

      (d) it will attempt to obtain permission through a formal application with notice to the Tenant from the municipal, regional and provincial authorities for and exit and entrance from the parking area that will allow tenants and/or visitors the option of directly accessing 16th Avenue from the site;

      (e) the Building ventilation system shall be equipped with the same type of air filtration system designed to minimize the level of exhaust fumes generated from Highway 404 from being circulated throughout the Leased Premises as well as the Building;

      (f) the quality of finishes used in the Building lobby and Common Areas throughout the Building shall be of a similar quality to that at 1595 16th Avenue that would be used in an "A" Class building;

      (g) the quality of finishes used for the exterior of the Building shall be such that the image of the Building shall be comparable to that of an "A" class office building, similar to 1595 16th Avenue; and

      (h) the landscaped area surrounding the Building shall include a designated area for tenants of the Building to eat lunch (i.e., picnic tables), bicycle racks, etc.

13.19 LANDLORD'S WORK.

      The Landlord shall complete the following base building work at the Landlord's cost in conjunction with the Turnkey Leasehold Improvement
      Package:

      Floors shall be smooth, level to the standard of a first-class office building and ready to receive floor coverings;

      Full height, insulated demising walls where applicable constructed to applicable building code, sanded and ready for Tenant finishes;

      Firestopping and fireproofing at all locations required by code;

      Perimeter and core walls and columns shall be sanded and primed, and painted in Tenant's choice of colour;

      Building standard window treatments;

      Building standard acoustic tile on suspended T-Bar system to an open area concept;

      Fluorescent light fixtures to an open area concept. A single pole switch shall be provided at the main entrance to the premises on each floor controlling the Tenant's building standard lighting for that floor;

      The Leased Premises shall be completely sprinklered in accordance with standards of the fire department of the City of Richmond Hill for open office space with fully downturned sprinkler heads. System distribution will be adjusted at the time of installation to accommodate Tenant's plans, thus avoiding further costs to adjust systems at the time of Tenant's leasehold improvements;

      Building security system to be installed that will allow the Tenant 24 hour, 7 days a week access via a card-access system at all entrance doors and in all elevators. The Tenant at its cost shall be allowed the ability to control and codify its employee's access cards.

      Provide HVAC equipment to meet building standard requirements - base building VVT system installed to open area plan;

      Male and female washroom, including handicap facilities in the core (in accordance with code);

      Supply power sufficient for building standard requirements plus base building systems and separate electrical panel in sound insulated electrical room per floor;

      Provide all elevator lobbies as per building standard for multi-tenant floors;

      It is understood that ceiling, lighting, window, sprinkler, HVAC work will be completed after Tenant plans and specifications have been finalized in order to minimize Tenant's construction expenses.

      The Building shall be equipped with coloured CCTV security cameras at all entrance/exits to the Tenant's suite as part of the Turnkey Leasehold Improvement Package.

13.20 PROVISO TO SIGNAGE.

      (a) Throughout the Term and any extension thereof, at the Tenant's cost, the Tenant's name will be affixed adjacent to the main entrance of its Premises and the Tenant's name will be included in the Tenant Directory located in the main lobby of the Building. The Tenant shall also be entitled to its proportionate share of area on the outdoor podium sign, which shall be situated in close proximity to the entrance to the Building. Such signage rights shall be assignable subject to the Landlord's reasonable prior written approval, not to be unreasonably withheld in the event the Tenant elects to sublease the Leased Premises herein permitted.

      (b) Throughout the Term and any extension thereof, the Tenant shall be granted non-exclusive building-top signage rights. The Landlord shall only grant building-top signage rights to one (1) other tenant. The Tenant shall be permitted to install an illuminated sign on the upper portion of the easterly facing wall of the Building throughout the Term and to install an illuminated sign on the upper portion of the westerly facing wall of the Building throughout the Term and any extension thereof, the design, size and location/height of which shall be subject to the Landlord and the municipal authorities approvals and to be in accordance with governmental guidelines for multi-tenant buildings, it being further understood that all building-top signage shall be on a non-exclusive basis. Such signage rights shall be assignable subject to Landlord's reasonable prior approval in writing, not to be unreasonably withheld in the event the Tenant elects to sublease the entire Leased Premises as permitted herein.

13.21 LANDLORD'S CONDITION. - DELETED INTENTIONALLY

13.22 LANDLORD'S WARRANTY.

      The Landlord warrants that the Tenant's Proportionate Share of the Operating Costs and Taxes will not exceed $10.75 per square foot for the year ending December 31, 2000. The Tenant shall have the right to audit the calculation of the Additional Rent on an annual basis.

      The Landlord shall keep proper and sufficient records of all its costs relating to Additional Rent and the Tenant shall have the right at any time during the Term and any extensions thereof and up to one year following expiration of the applicable year, to claim a readjustment in respect of any item of Additional Rent.

      For this purpose, the Tenant shall have the right through its controller or at its sole cost to have independent C.A. firm ("Auditor") acceptable to the Landlord during such time, review all invoices, receipts, and other records used by the Landlord in the calculation of Additional Rent relating to the Leased Premises, such review to take place at the Landlord's offices and upon seven (7) business days prior to written notice by the Tenant to the Landlord and provided that the auditor signs a confidentiality agreement with the Landlord. In the event the auditor uncovers a discrepancy of less than 2% with respect to Additional Rent charged, then the Tenant shall also pay the Landlord, for the Landlord's reasonable direct out-of-pocket expenses with respect to the audit. In any event the management fees shall not exceed $1.00 per square foot of Rentable Area throughout the Term and any extension.

13.23 EXCLUSIONS

      Notwithstanding anything to the contrary contained in this Lease, the following items shall be excluded (or, as applicable, deducted) from the calculation of Tenant's share (if any) of Operating Costs of the
      Building:

      (a) the cost of repairs or other work occasioned by fire, windstorm or other casualty or loss in excess of the insurance proceeds therefor (or, if grater, the proceeds that would have been available had the Landlord maintained the insurance required to be maintained by the Landlord pursuant to this Lease);

      (b) costs resulting from the correction of any latent construction defects in all or any portion of the Building, or any condition that is, as of the date of this Lease, not in compliance with applicable laws, codes, rules or regulations;

      (c)  costs of initial landscaping;

      (d)  rental concessions or lease buyouts;

      (e) the costs of renovating or otherwise improving or decorating, painting or redecorating space (exclusive of Common Areas) for any tenants or other occupants of the Building, including, without limitation, the Tenant;

      (f) the amounts by which the cost of any work or service performed for and electricity applied to any tenant or occupant (other than Tenant) exceeds the greater of (i) the cost of the standard amount or level of such work, service or electricity provided to tenants or occupants of the Building in general, or (ii) the cost of the amount or level of work, service or electricity made available by the Landlord to the Tenant under this Lease;

      (g)  depreciation except as specifically provided hereunder;

      (h)  premium rates paid on service or other contracts;

      (i) payment of principal interest or other payments of any kind on any deeds to secure debt, mortgages, ground or underlying leases, or other hypothecations for security of all or any part of the Building by the Landlord;

      (j) rents payable in connection with any ground or underlying lease of all or any portion of the Building;

      (k) all items, service and/or goods for which the Tenant or any other tenant, occupant, person or other party is obligated to reimburse the Landlord or to pay third parties;

      (l) advertising and promotional expenses with respect to leasing space in or selling the Building;

      (m) brokerage, legal and professional fees expended by the Landlord in connection with negotiating and entering into any leases and any related instruments (including, without limitation, guaranties, surrender agreements, leasing amendments and consents to assignment or subletting) with any tenant or other occupant of any portion of the Building, and the enforcement of any such instruments; or which are expended or incurred by the Landlord in connection with the negotiating and entering of sale, ground lease, financing, partnership or similar transaction pertaining to the Building or any portion thereof, and/or to the Landlord or an interest in the Landlord, including without limitation, promissory notes, security deeds, mortgages, ground or master leases, purchase and sale agreements, options, and any and all similar and/or related documents, instruments and agreements;

      (n) estate, inheritance, gift franchise and income taxes of the Landlord, (but not excluding Landlord's Capital Tax);

      (o) the costs and expenses of maintenance and operating of any parking facility in or serving the Building except to the extent that they exceed any revenue for parking received from such operations;

      (p) all items that would be capitalized under generally accepted accounting principles provided that the Landlord shall be entitled to amortize all such costs over the useful life of the item being repaired or replaced;

      (q) the cost of defending against claims in regard to the existence or release of hazardous substances or materials at the Building and costs of any clean-up of any such hazardous substances or material (except with respect to those costs for which the Tenant is otherwise responsible pursuant to the express terms of this Lease);

      (r) costs and expenses incurred in connection with compliance with or the contesting or settlement of any claimed violation of law or requirements of law;

      (s) interest, penalties or damages incurred by the Landlord for late payment of taxes or assessments or under any agreement to which the Landlord is a party by reason of the breach or default of the Landlord;

      (t) expenses incurred in connection with relocating tenants in the Building;

      (u) the cost of installing, operating and maintaining any speciality service or special facility such as an observatory, broadcasting facilities, health club, cafeteria, or dining facility luncheon club, other than those facilities generally made available to tenants of the Building without cost;

      (v) the costs of acquiring, securing, cleaning and maintaining works of art;

      (w) amounts received by the Landlord through proceeds of insurance to the extent the proceeds are compensation for expenses which were previously included in Building operating costs charged to tenants;

      (x)  costs related to public transportation, transit or van pools; and

      (y) all other items for which the Tenant or any other tenant, occupant or other party compensates the Landlord, so that no duplication of payments by the Tenant or to the Landlord shall occur.

13.24 INDEMNIFIER

      In order to induce the Landlord to execute and deliver this Lease and in consideration of the execution and delivery thereof by the Landlord, the sum of One ($1.00) Dollar now paid by the Landlord to the Indemnifier (the receipt and sufficiency whereof is by the Indemnifier hereby acknowledged) and other good and valuable consideration, the Indemnifier as principal and not as surety, hereby covenants with the Landlord that, coincidental with the execution of this Lease it has entered into an indemnification agreement in the form attached hereto as Schedule "E".



IN WITNESS WHEREOF the Landlord and Tenant have executed this Lease.

                         MENKES OFFICE PARKS LTD.

                         Per:____________________________________________
                                  Authorized Signing Officer

                                  (I/We have authority to bind the Corporation)


                         DENBURN INVESTMENTS INC.

                         Per:_____________________________________________
                                  Authorized Signing Officer

                                  (I/We have authority to bind the Corporation)


                         CHANGEPOINT CORPORATION

                         Per:_____________________________________________
                                  Authorized Signing Officer

                                  (I/We have authority to bind the Corporation)

                                   SCHEDULE "A"

                            LEGAL DESCRIPTION OF LANDS

                                   SCHEDULE "B"

                                 LEASED PREMISES

                                   SCHEDULE "C"

                              RULES AND REGULATIONS


The Rules and Regulations may differentiate between different types of businesses in the Building but the Rules and Regulations will be adopted and promulgated by the Landlord acting reasonably and in such manner as would a prudent Landlord of a reasonably similar office building. The Tenant's failure to keep and observe the Rules and Regulations now or from time to time in force constitutes a default under this Lease in such manner as if the same were contained herein as covenants. The Landlord reserves the right from time to time to amend or supplement the Rules and Regulations applicable to the Leased Premises or the Building as in the Landlord's absolute and unfettered discretion are from time to time needed for the safety, care, cleanliness and more efficient operation of the Building and for the preservation of good order therein. Notice of the Rules and Regulations and amendments and supplements, if any, shall be given to the Tenant and the Tenant shall thereupon comply with and observe all such Rules and Regulations provided that no Rules and Regulations shall contradict any terms, covenants and conditions of this Lease. The Rules and Regulations as at the Commencement Date are as follows:

1. The Tenant shall not place any debris, garbage, trash or refuse or permit same to be placed or left in or upon any part of the Building outside of the Leased Premises and the Tenant shall not allow any undue accumulation of any debris, garbage, trash or refuse in or outside of the Leased Premises.

2. The Landlord shall permit the Tenant and the Tenant's employees and all Persons lawfully requiring communication with them to have the use during such hours as the Landlord deems reasonable in common with others entitled thereto of the main entrance and stairways, corridors, elevators or other mechanical means of access leading to the Leased Premises. At times other than during such hours as the Landlord deems reasonable the Tenant and the employees of the Tenant shall have access to the Building and to the Leased Premises only in accordance with the Rules and Regulations and shall be required to satisfactorily identify themselves and to register in any book which may at the Landlord's option be kept by the Landlord for such purpose. If identification is not satisfactory, the Landlord is entitled to prevent the Tenant or the Tenant's employees or other Persons lawfully requiring communication with the Tenant from having access to the Building. In addition, the Landlord is not required to open the door to the Leased Premises for the purpose of permitting entry therein to any Person not having a key to the Leased Premises.

3. The Landlord shall permit the Tenant and the employees of the Tenant in common with others entitled thereto, to use the washrooms on the floor of the Building on which the Leased Premises are situated or, in lieu thereof, those washrooms designated by the Landlord, save and except when the general water supply may be turned off from the public main or at such other times when repair and maintenance undertaken by the Landlord shall necessitate the non-use of the facilities.

4. The Tenant shall permit window cleaners to clean the windows of the Leased Premises during such hours as the Landlord deems reasonable.

5. The sidewalks, entrances, passages, elevators and staircases shall not be obstructed or used by the Tenant, its agents, servants, contractors, invitees or employees for any purpose other than ingress to and egress from the offices. The Landlord reserves entire control of all parts of the Building employed for the common benefit of the tenants and without restricting the generality of the foregoing, the sidewalks, entrances, corridors and passages not within the Leased Premises, washrooms, lavatories, air-conditioning closets, fan rooms, janitor's closets, electrical closets and other closets, stairs, elevator shafts, flues, stacks, pipe shafts and ducts and shall have the right to place such signs and appliances therein, as it deems advisable, provided that ingress to and egress from the Leased Premises is not unduly impaired thereby.

6. The Tenant, its agents, servants, contractors, invitees or employees, shall not bring in or take out, position, construct, install or move any safe, or other heavy machinery or equipment or anything liable to injure or destroy any part of the Building without first obtaining the consent in writing of the Landlord. In giving such consent, the Landlord shall have the right in its absolute and unfettered discretion, to prescribe the weight permitted and the position thereof, and the use and design of planks, skids or platforms, to distribute the weight thereof. All damage done to the Building by moving or using any such heavy equipment or other office equipment or furniture shall be repaired at the expense of the Tenant. Safes and other heavy office equipment and machinery shall be moved through the halls and corridors only upon steel bearing plates. No freight or bulky matter of any description will be received into the Building or carried in the elevators except during hours approved by the Landlord.

7. The Tenant shall not place or cause to be placed any additional locks upon any doors of the Leased Premises without the approval of the Landlord and subject to any conditions imposed by the Landlord. Two keys shall be supplied to the Tenant for each entrance door to the Leased Premises and all locks shall be standard to permit access to the Landlord's master key. If additional keys are requested, they must be paid for by the Tenant. No one, other than the Landlord's staff will have keys to the outside entrance doors of the Building.

8. The water closets and other water apparatus shall not be used for any purpose other than those for which they were constructed, and no sweepings, rubbish, rags, ashes or other substances shall be thrown therein. Any damage resulting from misuse shall be borne by the Tenant by whom or by whose agents, servants, or employees the same is caused. The Tenant shall not (a) let the water run unless it is in actual use,
      (b) deface or mark any part of the Building, (c) drive nails, spikes, hooks or screws into the walls or woodwork of the Building, or (d) bore, drill or cut into the walls or woodwork of the Building in any manner or for any reason.

9. No one shall use the Leased Premises for sleeping apartments or residential purposes, or for the storage of personal effects or articles other than those required for business purposes.

10. Canvassing, soliciting and peddling in or about the Building and in the parking facilities of the Building are prohibited.

11. It shall be the duty of the Tenant to assist and co-operate with the Landlord in preventing injury to the Leased Premises.

12. No flammable oils or other flammable, dangerous or explosive material save those approved in writing by the Landlord's insurers shall be kept or permitted to be kept in the Leased Premises.

13. No bicycles or other vehicles shall be brought within the building without the consent of the Landlord.

14. No animals or birds shall be brought into the Building without the consent of the Landlord.

15. No gas pipe or electric wire will be permitted which has not been ordered or authorized by the Landlord.

16. The Tenant shall not cover or obstruct any of the skylights and windows that reflect or admit light into any part of the Building except for the proper use of approved window coverings.

17. Any hand trucks, carryalls, or similar appliances used in the Building with the consent of the Landlord, shall be equipped with rubber tires, slide guards and such other safeguards as the Landlord requires.

18. The Tenant shall not place or maintain any supplies, merchandise or other articles in any vestibule or entry of the Leased Premises, on the footwalks adjacent thereto or elsewhere on the exterior of the Leased Premises or the Building.

19. The Tenant shall not commit or suffer or permit to be committed any waste upon, or damage to, or disfiguration of the Leased Premises or any nuisance or other act or thing which disturbs the quiet enjoyment of any other tenant in the Building or which unreasonably disturbs or interferes with or annoys any Person, nor perform any acts or carry on any practices which may damage the building.

20. The Tenant shall not refer to the Building by any name other than that designated from time to time by the Landlord, nor use such name for any purpose other than that of the business address of the Tenant, provided that the Tenant may use the municipal number of the Building assigned to it by the Landlord instead of the name of the Building.

21. The Tenant shall not install or allow on the Leased Premises any transmitting device, nor erect any aerial on the roof of the Building or on any exterior walls of the Leased Premises. Any such installations shall be subject to removal by the Landlord without notice at any time and such removal shall be done and all damage as a result thereof shall be made good, in each case, at the cost of the Tenant, payable as Additional Rent forthwith on demand. Cell telephones shall be permitted. A satellite dish shall be permitted in accordance with
      Section 13.7.

22. The Tenant shall not use any travelling or flashing lights or signs or any loudspeakers, television, phonographs, radio or other audio-visual or mechanical devices in a manner so that they can be heard or seen outside of the Leased Premises. If the Tenant uses any such equipment without receiving the prior written consent of the Landlord, the Landlord shall be entitled to remove such equipment without notice at any time and such removal shall be done and all damage as a result thereof shall be made good, in each case, at the cost of the Tenant, payable as Additional Rent forthwith on demand.

23. The Landlord shall have the right to restrict access to the elevators for move-in and move-out purposes. The Tenant shall consult prior to taking or giving up occupation of the Leased Premises in order to obtain an elevator schedule from the Landlord.

24. If the Tenant requires the supply of water, electricity, heating, air conditioning or any other utility or service after the normal hours during which the Landlord supplies same or on a weekend or holiday, the Tenant shall purchase its requirements for those utilities or services from the Landlord and the Tenant shall pay to the Landlord as Additional Rent forthwith upon demand the cost of same at the rates current from time to time set by the Landlord. The Tenant acknowledges that at least twenty-four (24) hours' prior written notice must be given to the Landlord in the event that the Tenant requires the supply of utilities after the hours the Landlord normally supplies same.

25. There shall be no smoking allowed in any part of the Building including the Leased Premises and all public areas which shall include, but not be limited to washrooms, elevators, elevator lobbies, common area hallways, stairwells, etc.

                                  SCHEDULE "D"

                             BUILDING SPECIFICATIONS

                                  SCHEDULE "E"

                               INDEMNITY AGREEMENT

           THIS AGREEMENT is made as of this 24th day of February, 2000

B E T W E E N:

                  MENKES OFFICE PARKS LIMITED
                  (the "Landlord")
                                                    OF THE FIRST PART

                  - and -

                  CHANGEPOINT CORPORATION
                  (the "Indemnifier")
                                                    OF THE SECOND PART


      In order to induce the Landlord to enter into the lease (the "Lease") dated the 20th day of October, 1999 between the Landlord and Denburn Investments Inc. as tenant (the "Tenant"), and for other good and valuable consideration, the receipt and sufficiency whereof is hereby acknowledged, the Indemnifier hereby makes the following indemnity and agreement (the "Indemnity") with and in favour of the Landlord:

1. The Indemnifier hereby agrees with the Landlord that at all times during the term of the Lease it will (a) make the due and punctual payment of all rent, moneys, charges and other amounts of any kind whatsoever payable under the Lease by the Tenant whether to the Landlord or otherwise and whether the Lease has been disaffirmed or disclaimed; (b) effect prompt and complete performance of all and singular the terms, covenants and conditions contained in the Lease on the part of the Tenant to be performed; and (c) indemnify and save harmless the Landlord from any loss, costs or damages arising out of any failure by the Tenant to pay the aforesaid rent, money, charges or other amounts due under the Lease or resulting from any failure by the Tenant to observe and perform any of the terms, covenants and conditions contained in the Lease.

2. This Indemnity is absolute and unconditional and the obligations of the Indemnifier shall not be released, discharged, mitigated, impaired or affected by (a) any extension of time, indulgences or modifications which the Landlord extends to or makes with the Tenant in respect of the performance of any of the obligations of the Tenant under the Lease; (b) any waiver by the Landlord of or failure of the Landlord to enforce any of the terms, covenants and conditions contained in the Lease; (c) any assignment of the Lease by the Tenant or by any trustee, receiver or liquidator; (d) any consent which the Landlord gives to any such assignment or sub-letting; (e) any amendment to the Lease or any waiver by the Landlord of any of its rights under the Lease; or (f) the expiration of the term.

3. The Indemnifier hereby expressly waives notice of the acceptance of this Indemnity and all notice of non-performance, non-payment or non-observance on the part of the Tenant of the terms, covenants and conditions contained in the Lease. Without prejudice to the foregoing, any notice which the Landlord desires to give to the Indemnifier shall be sufficiently given if delivered in person to the Indemnifier or if mailed by prepaid registered or certified post addressed to the Indemnifier at the premises, and every such notice is deemed to have been given upon the day it was so delivered in person, or if mailed, forty-eight (48) hours after it was mailed. The Indemnifier may designate by notice in writing a substitute address and thereafter notice shall be directed to such substitute address. If two or more persons are named as Indemnifier, any notice given hereunder or under the Lease shall be sufficiently given if delivered or mailed in the foregoing manner to any one of such persons.

4. In the event of a default under the Lease or under this Agreement, the Indemnifier waives any right to require the Landlord to (a) proceed against the Tenant or pursue any rights or remedies against the Tenant with respect to the Lease, (b) proceed against or exhaust any security of the Tenant held by the Landlord, or (c) pursue any other remedy whatsoever in the Landlord's power. The Landlord has the right to enforce this Indemnity regardless of the acceptance of additional security from the Tenant or the Indemnifier and regardless of any release or discharge of the Tenant by the Landlord or by others or by operation of any law.

5. Without limiting the generality of the foregoing, the liability of the Indemnifier under this Indemnity is not and is not deemed to have been waived, released, discharged, impaired or affected by reason of the release or discharge of the Tenant in any receivership, bankruptcy, winding-up or other creditors' proceedings or the rejection, disaffirmance or disclaimer of the Lease in any proceeding and shall continue with respect to the periods prior thereto and thereafter, for and with respect to the term of the Lease, and any renewal thereof, as if the Lease had not been disaffirmed or disclaimed and in furtherance thereof, the Indemnifier shall at the option of the Landlord become the Tenant of the Landlord upon the same terms and conditions as are contained in the Lease, applied mutatis mutandis.

6. No action or proceeding brought or instituted under this Indemnity and no recovery in pursuance thereof shall be a bar or defence to any further action or proceeding which may be brought under this Indemnity by reason of any further default hereunder or in the performance and observance of the terms, covenants and conditions contained in the Lease.

7. No modification of this Indemnity shall be effective unless the same is in writing and is executed by both the Indemnifier and the Landlord.

8. The Indemnifier shall, to the extent of its obligations under this Indemnity, and without limiting the generality of the foregoing, be bound by this Indemnity in the same manner as though the Indemnifier were the Tenant named in the Lease. Notwithstanding the foregoing, or any performance in whole or in part by the Indemnifier of the covenants of this Indemnity, the Indemnifier shall not have any entitlement to occupy the premises or otherwise enjoy the benefits of the Tenant under the Lease.

9. If two or more individuals, corporations, partnerships or other business associations (or any combination of two or more thereof) execute this Indemnity as Indemnifier, the liability of each such individual, corporation, partnership or other business association hereunder is joint and several. In like manner, if the Indemnifier named in this indemnity is a partnership or other business association, the members of which are by virtue of statutory or general law subject to personal liability, the liability of each member is joint and several.

10. This Indemnity is in addition to and not in substitution for any other security now or hereafter held by the Landlord, and this security shall not merge in any other security now or hereafter held by the Landlord from the Indemnifier or from any other party.

11. All of the terms, covenants and conditions of this indemnity extend to and are binding upon the Indemnifier, his or its heirs, executors, administrators, successors and assigns, as the case may be, and shall enure to the benefit of and may be enforced by the Landlord, its successors and assigns, as the case may be, and by any mortgagee, chargee, trustee under a deed of trust or other encumbrancer of all or any part of the building referred to in the Lease.

12. This Indemnity shall be construed in accordance with the laws of the Province of Ontario. The Indemnifier hereby submits and attorns to the jurisdiction of the courts of the Province of Ontario in any action or proceeding which may be commenced with respect to the enforcement of this Indemnity.

      IN WITNESS WHEREOF the parties hereto have signed this Indemnity as of the day and year first above written.

                  MENKES OFFICE PARKS LTD.


                  Per: __________________________________  c/s
                            Authorized Signing Officer


                  CHANGEPOINT CORPORATION


                  Per: __________________________________  c/s
                            Authorized Signing Officer



                       Authorized Signing Officer